UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Rexford Industrial Realty, Inc. (Name of Registrant as Specified in Its Charter)
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2025 Notice of Annual Meeting and Proxy Statement

Rexford Industrial

The Rexford Investment Opportunity

Substantial Value Creation Through Extensive Internal & External Growth

Superior Growth Driven by Focus on Infill Southern California, the Highest Demand & Lowest Supply Industrial Market in the Nation

Powered by Value Creation

Long-Term Value Built Upon Irreplaceable, High-Quality Portfolio

Positioned to Create Value With a Fortress, Low-Leverage Balance Sheet

Exceptional Resiliency & Long-Term Value Creation Fortified by Quantifiable Environmental, Social & Governance Impacts

2025 PROXY STATEMENT	3

Letter to Shareholders
April 14, 2025
Dear Fellow Stockholder:
On behalf of the Board of Directors of Rexford Industrial Realty, Inc., a Maryland corporation, I cordially invite you to attend our Annual Meeting of Stockholders on Tuesday, June 3, 2025 at 9:00 a.m. (Pacific Time), which will be held in a virtual-only meeting format via live audio webcast.
The notice of meeting and Proxy Statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the virtual Annual Meeting. However, whether or not you attend, your vote is very important. We are pleased to offer multiple options for voting your shares. You may authorize a proxy to vote by telephone, via the internet, by mail or vote electronically during the virtual Annual Meeting as described in the Proxy Statement.
Thank you for your continued support of Rexford Industrial Realty, Inc.
Sincerely yours,
Richard S. Ziman
Chairman of the Board of Directors

4	REXFORD INDUSTRIAL

Notice of 2025 Annual Meeting of Stockholders

Date and Time Tuesday, June 3, 2025 at 9:00 a.m. (Pacific Time)	Location https://web.lumiconnect.com/ 218892223	Who Can Vote Stockholders of record at the close of business on April 3, 2025
At the Annual Meeting, our stockholders will consider and vote on the following matters:
Voting Items

1	2	3
To elect seven directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	To vote on an advisory resolution to approve the Company’s named executive officer compensation for the fiscal year ended December 31, 2024
(Page 14) Vote FOR	(Page 32) Vote FOR	(Page 36) Vote FOR

Stockholders will also act on any other business properly introduced at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
You must own shares of Rexford Industrial Realty, Inc. common stock as of the close of business on April 3, 2025, the record date for the Annual Meeting, or hold a valid proxy from a record holder as of the record date, to attend or vote at the Annual Meeting or at any continuation, postponement or adjournment of the Annual Meeting. Participants may begin logging into the virtual Annual Meeting at 8:00 a.m. Pacific Time on June 3, 2025.
By Order of the Board of Directors,
David Lanzer
General Counsel and Secretary
Los Angeles, California
April 14, 2025
How to Vote

Internet	Telephone	Mail	QR Code
www.voteproxy.com	1-800-776-9437	Mail, sign, date and mail the proxy card in the enclosed return envelope	Scan this QR code to vote with your mobile device

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2025. The Notice of Annual Meeting, Proxy Statement, 2024 Annual Report and other SEC filings are made available on or about April 14, 2025 at the investor relations page of our website at www.rexfordindustrial.com.

2025 PROXY STATEMENT	5

Proxy Highlights
Rexford Industrial Realty, Inc. (“we,” “our,” “us,” Rexford or the “Company”) is a leading Southern California-focused industrial real estate investment firm, focused on creating value by managing, acquiring, repositioning and redeveloping industrial property located in prime infill Southern California submarkets. The Company’s entrepreneurial, value-driven approach to identifying and pursuing accretive internal and external growth opportunities is designed to deliver superior risk-adjusted returns through all phases of the real estate cycle.
2024 Performance
During 2024, the Named Executive Officers (“NEOs”) led the Company to achieve strong operational and financial results, represented by 15% net income growth, 7% net income per diluted share growth, 7% Core FFO per diluted share growth, and 17% consolidated NOI growth, while maintaining a fortress-like, low-leverage balance sheet, all of which were considered by the Compensation Committee in setting compensation.
STRONG 2024 FINANCIAL PERFORMANCE(1)(2)

$285.9M 2024 Net Income (increase of 15% from 2023)	6.8% Core FFO Per Diluted Share Growth for FY 2024	$711.8M 2024 Consolidated NOI (increase of 17% from 2023)	7.1% Same Property Portfolio Cash NOI Growth for FY 2024

STRONG 2024 OPERATING PERFORMANCE

8.1M Square Feet of New and Renewal Leasing Activity	38.9% Net Effective Releasing Spreads	4.0% Average Embedded Rent Steps in Executed Leases	77.2% Net Operating Income Margin

2024 EXECUTION OF VALUE-ADD OPERATING STRATEGY

$1.5B Investments comprised of 4.6 million square feet of buildings on 218 acres	826K SF Stabilized 10 repositioning/redevelopment projects	7.5% Weighted average unlevered stabilized yield for 10 repositioning/redevelopment projects

LOW-LEVERAGE GROWTH-ORIENTED BALANCE SHEET(2)

$1.5B Total Liquidity as of 12/31/24 ($995M Revolving Credit Facility, $475M Forward Equity Proceeds for Settlement, and $56M Cash)	26.5% Net Debt to Enterprise Value as of 12/31/24	$2.0B Capital Raised ($841M Forward Equity Offering and $1.15B Exchangeable Notes)

(1)See Appendix A for the definitions of consolidated “NOI,” “Same Property Portfolio Cash NOI,” “FFO,” “Core FFO” and “Core FFO per diluted share” (all non-GAAP metrics) and reconciliations of net income to consolidated NOI and Same Property Portfolio Cash NOI, and net income to FFO and Core FFO.
(2)See Appendix A for the definition of “Same Property Portfolio” and “Net Debt to Enterprise Value”.

6	REXFORD INDUSTRIAL

PROXY HIGHLIGHTS

SHAREHOLDER VALUE CREATION

37.0% 5-Year Net Income CAGR(1)	15.4% 5-Year Core FFO Per Diluted Share CAGR(1)(2)	29.9% 5-Year Consolidated NOI CAGR(1)(2)	18.0% 5-Year Dividend per Share CAGR(3)

(1)Compound Annual Growth Rate (“CAGR”) represents the average annual growth rate for specified performance over a time period longer than one year. See Appendix A for the calculation of the CAGR of our Core FFO per diluted share and consolidated NOI.
(2)See Appendix A for the definitions of consolidated “NOI,” “FFO,” “Core FFO” and “Core FFO per diluted share” (all non-GAAP metrics) and reconciliations of net income to consolidated NOI, and net income to FFO and Core FFO.
(3)5-year CAGR calculated using dividends declared from 2020 to 2024.
Comparative Total Shareholder Return
Total Shareholder Return (“TSR”) from our IPO on July 19, 2013 to December 31, 2024 has outpaced the three comparative indices (Dow Jones U.S. Real Estate Industrial Index, Dow Jones Equity All REIT Index and Executive Compensation Peer Group Average) as shown below.
(1)Refer to page 45 in this Proxy Statement for a list of our Executive Compensation Peer Group.

2025 PROXY STATEMENT	7

PROXY HIGHLIGHTS

Shareholder Engagement
Robust shareholder engagement is valued at Rexford and we are committed to continuous engagement. We believe strong corporate governance includes proactive outreach and engagement to seek shareholder insights and to address inquiries. We maintain active and continuous dialogue with shareholders to ensure we consider a diversity of perspectives on topics including strategy, business performance, risk, human capital management, compensation practices and a broad range of environmental, social and governance (“ESG”) related discussions.

WHO WE REACHED OUT TO	WHO WE ENGAGED WITH
94% of our outstanding shares, including 100% of our Top 25 shareholders, as of December 31, 2024	67% of our outstanding shares participated in meetings

HOW WE ENGAGED	FEEDBACK

•In-person and virtual one-on-one meetings with U.S. and international investors
•Investor and industry conferences
•Property tours
•ESG focused meetings
•Sell-side analysts meetings
•Quarterly earnings conference calls

We consider and share our shareholder feedback, including corporate governance-related matters and other topics, with our Board and its Committees as we seek to enhance our governance, sustainability practices and public disclosures.

8	REXFORD INDUSTRIAL

PROXY HIGHLIGHTS

Executive Compensation Summary

% Allocation of Target Compensation
	Component	CEO	Other NEOs (Average)(1)	Features

Fixed	Base Salary
•Based upon retrospective consideration of results as well as forward performance expectations and set within a competitive range of base salaries paid to such comparable officers in the Executive Compensation Peer Group.

Variable 91% of CEO target pay opportunity 84% of Other NEOs target pay opportunity	Annual Cash Incentive Award
•Based on attainment of Company performance goals for the year.
•Pays out between 0% and 275% of base salary (100% if threshold goals met) for Co-CEOs and between 0% and 200% of base salary for the other NEOs.

Time-Based LTIP Unit Awards
•Based on a detailed retrospective review of the Company’s overall annual performance and the compensation levels of the individual NEO in comparison to our Executive Compensation Peer Group.
•Vest ratably over a three-year period.
•Beginning with awards granted in 2025, units may not be sold for at least one year following vesting.

Performance Unit Awards
•Based on the Company’s TSR performance relative to peer group (the Dow Jones U.S. Equity REIT Index) and Core FFO per diluted share growth.
•Pays out between 0% and 225% of target (50% of target if threshold goals met).
•Subject to an absolute TSR modifier that may decrease the payout percentage by up to 25 percentage points or increase the payout percentage by up to 50 percentage points for a post-modifier payout range of 0% to 275% of target.

(1)“Average Other NEOs” includes Laura Clark, Chief Operating Officer, and David Lanzer, General Counsel and Secretary, and excludes Michael Fitzmaurice, who was hired and appointed Chief Financial Officer on November 18, 2024.

2025 PROXY STATEMENT	9

PROXY HIGHLIGHTS

2024 Executive Compensation Program Updates
During 2024, the Compensation Committee made the following changes to our Executive Compensation:

CATEGORY	IMPLEMENTED CHANGES

No annual increases to compensation	•No increases to Target Compensation for the Co-CEOs. •No salary increases for the Co-CEOs for 2024 or for 2025. •No increases to 2024 or 2025 Bonus Opportunities for all NEOs.

Hold period for service-vesting LTIP Units	•Beginning with awards granted in 2025, added a one-year post-vesting holding period to service vesting LTIP Units.

Structure of long-term incentive (“LTI”) awards
•Reduced maximum payout under LTIP structure from 300% to 275%.
•Streamlined the LTIP primary performance metrics to only include relative TSR and Core FFO per diluted share growth, and reduced maximum payout percentage under these metrics from 300% to 225%.
•Added an absolute TSR modifier that may adjust LTI payouts, including a reduction of 25 percentage points if absolute TSR is negative.

Other considerations
•Removed largest peers from our Executive Compensation Peer Group.
•Increased formulaic components of 2025 Annual Cash Incentive awards to 80% of potential payout.
•Enhanced CD&A transparency and disclosure.

Environmental Stewardship, Social Responsibility, Inclusion and Talent Highlights

2024 ESG Goal Progress	Our 2024 ESG goals are aligned with the United Nations Sustainable Development Goals (SDGs).

100% of employees participated in Inclusion and Anti-Bias training.	Achieved LEED Silver or higher for ground-up developments and LEED Certified or higher for repositionings with eligible scope, with total of 10 LEED certifications achieved	Achieved Platinum Green Lease Leader status

Employees volunteered 3,379 hours in community, exceeding 3,000 hours goal

Achieved 11.7 MW of new solar commitments, exceeding 10.0MW goal	Achieved an average of 27 training hours per employee, exceeding 20 hour goal	Developing embodied carbon reduction strategy

10	REXFORD INDUSTRIAL

PROXY HIGHLIGHTS

Advancing Inclusion and Talent Development
Our people are the single greatest determinant of our long-term success. We seek to hire and retain a highly qualified workforce and we proactively embrace inclusion and talent development, recruitment and retention, training and education, employee engagement and health and well-being, using legally compliant methods and without discrimination on the basis of any legally protected characteristic. Below presents a snapshot of the Company’s demographics for 2024.
ESG Oversight and Governance
We prioritize the adoption and implementation of sound governance practices that align with our values and principles, build trust with our stakeholders and create a foundation for sustainable growth and value creation that benefits all.
ESG factors present potential risks and opportunities to Rexford. Therefore, incorporating ESG into our decision-making process is necessary to position Rexford for long-term viability. The Board of Directors has final oversight over ESG topics at Rexford, including climate-related risks and opportunities. The Audit Committee provides direct oversight of climate-related and cybersecurity financial risks and the Nominating and Corporate Governance Committee provides direct oversight of ESG matters, including assessment of the Company’s ESG disclosures and human capital management.
Our ESG polices provide governance of our ESG programs and include:
    Code of Business Conduct and Ethics
    Environment and Climate Change Policy
    Diversity and Inclusion Policy
    Human Rights Policy
    Shareholder Rights Policy
    Cybersecurity Policy
    Supplier Code of Conduct
    Green Development Guidelines
    Health and Safety Policy
    Stakeholder Engagement Policy
    Environmental Management System
    Risk Management Framework
    Supplier Due Diligence Policy

2025 PROXY STATEMENT	11

PROXY HIGHLIGHTS

Corporate Governance Highlights
This section highlights information about the Company and our Board of Directors (the “Board”) that is contained in this Proxy Statement. This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Board Structure and Independence	Shareholder Rights	Board Oversight
•Separate Chairman and Co-CEOs
•Strong Lead Independent Director, Tyler Rose, whom the Nominating and Corporate Governance Committee has nominated to serve as Independent Chairman following Annual Meeting, subject to formal Board appointment
•5 of 7 directors up for re-election are independent; Audit, Compensation and Nominating and Corporate Governance Committees each entirely comprised of independent directors
•Executive sessions of independent directors held at every regular Board and committee meeting, with Lead Independent Director presiding over executive sessions of Board, Audit and Nominating and Corporate Governance Committees
•Diverse Board experience and backgrounds, including three female directors and two racially/ethnically diverse directors
•No familial relationships among Board members

•Annual election of directors
•Majority voting for directors
•Annual Say-on-Pay Advisory Vote
•Shareholders satisfying the SEC Rule 14a-8 stock ownership levels ($2,000 to $25,000, depending on holding period) can propose amendments to our bylaws
•No “poison pill” in effect

•Structured oversight of the Company’s corporate strategy and risk management
•Corporate responsibility (ESG) strategy and initiatives and ethics and compliance program oversight by Nominating and Corporate Governance Committee
•Climate change and cybersecurity oversight by Audit Committee
•Annual self-assessment of Board and Board committee performance
•Human capital management oversight by the Board

Accountability and Governance Practices	Executive Compensation
•Reached out to shareholders representing 94% of our common stock in 2024
•Met or spoke with shareholders representing over 67% of our common stock in 2024
•Stock ownership policy for directors and senior management
•Prohibition of hedging and pledging Company stock by officers and directors
•Robust Code of Business Conduct and Ethics for directors, officers and employees

•Annual incentives for NEOs largely based on corporate financial results
•Long term incentives for NEOs largely based on total shareholder return on an absolute and relative basis
•ESG compensation component in annual incentive program for NEOs
•SEC and NYSE compliant clawback policy for officers
•No NEO “special grants” in 2024 (other than the restricted stock award granted to Michael Fitzmaurice in connection with the commencement of his employment as Chief Financial Officer in November 2024)
•Double trigger change in control vesting for new executive officers

12	REXFORD INDUSTRIAL

PROXY HIGHLIGHTS

Director Nominee Snapshot

2025 PROXY STATEMENT	13

Corporate Governance and Board Matters

PROPOSAL NO. 1
Election of Directors
The Board currently consists of eight directors. Current Chairman of the Board and director Richard Ziman provided notice to the Company of his decision not to stand for re-election to the Board and to retire from his role on the Board at the end of his current term. Mr. Ziman’s decision was not a result of any disagreement with the Company on any matter relating to its operations, policies and practices. As a result and effective as of the Annual Meeting, the size of the Board will be reduced to seven directors. At the Annual Meeting, our stockholders will elect seven directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify. Additionally, the Board, at the recommendation of the Nominating and Governance Committee, elected Tyler Rose to succeed Mr. Ziman as the Chairman of the Board, subject to Mr. Rose’s re-election to the Board at the Annual Meeting.
•The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.
•In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity.
•The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference.
Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards.
All nominees are presently directors of Rexford Industrial Realty, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires.

•Robert L. Antin* •Michael S. Frankel (Co-Chief Executive Officer) •Diana J. Ingram* •Angela L. Kleiman*	•Debra L. Morris* •Tyler H. Rose*+ (Lead Independent Director/Expected Chairman) •Howard Schwimmer (Co-Chief Executive Officer)

*   Independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards.
+  The Board has approved the appointment of Mr. Rose to serve as Chairman of the Board effective after the Annual Meeting, subject to the election of the seven directors set forth in this Proposal No. 1.
Your proxy holder will cast your votes for each of the Board’s nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the seven nominees listed in this Proxy Statement.

14	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Summary of Director Nominee Qualifications and Experience
The matrix below represents some of the key qualifications, skills and experience that we have identified as particularly valuable to the effective oversight of the Company and execution of our strategy, including with respect to each individual director nominee. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the Nominating and Corporate Governance Committee as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates our Board is well positioned to provide strategic advice and effective oversight to our management.

SKILLS/ EXPERIENCE

CEO /Executive Management experience brings leadership qualifications and skills to help our Board advise, support and oversee our management team across a range of governance, strategic, operational and financial matters.

Business Operations experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.

ESG experience strengthens our Board’s oversight of environmental, social, governance, enterprise risk and resilience matters to achieve strategic business imperatives and long-term value creation for shareholders within a sustainable business model.

Other Public Company Board Service & Governance experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.
Technology experience provides an advantage in leveraging digital technology to drive competitive strategy, innovation, revenue growth and business performance.
Financial/Capital Allocation experience is important in evaluating our financial statements and capital structure.
Financial Expertise/Literacy experience is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.
REITs / Real Estate Industry experience is beneficial in understanding our investment opportunities, business model and structure and the issues facing real estate investment trusts.
Human Capital Management/Compensation experience assists our Board in overseeing executive compensation, succession planning and retaining talent.

2025 PROXY STATEMENT	15

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Nominees
Below is the biographical information about the director nominees, including the specific experience, qualifications, attributes and skills that led to our Board of Directors and Nominating and Governance Committee to conclude that each should be nominated to serve as a director.

Robert L. Antin INDEPENDENT Founder and Former Chairman, Chief Executive Officer and President, VCA Inc.
Age: 75 Director since: IPO Board committees: Compensation (Chair)	Other public company directorships: B. Riley Financial (NASDAQ: RILY);

BACKGROUND
•Board member since completion of 2013 IPO.
•Founder of VCA Inc. (“VCA”), formerly a publicly traded national animal healthcare company purchased in 2017 by Mars Inc., providing veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market. Served as a CEO and President at VCA since its inception in 1986, and served as the Chairman of the Board from inception through September 2017.
•President, Chief Executive Officer, a Director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers from 1983-1985.
•Officer of American Medical International, Inc., an owner and operator of health care facilities from 1978-1983.
•Serves on the Board of B. Riley Financial and previously served on the Board of Heska Corporation from 2020-2023.
EDUCATION
•Bachelor’s degree from the State University of New York at Cortland.
•MBA with a certification in hospital and health administration from Cornell University.
SKILLS AND QUALIFICATIONS
Extensive experience as an executive at a public company which enables him to make significant contributions to the deliberations of the Board, especially in relation to operations, financings and strategic planning.

CEO/Executive Management	ESG	Financial/Capital Allocation	Human Capital Management/Compensation
Business Operations	Other Public Company Board Service & Governance	Financial Expertise/Literacy

Michael S. Frankel Co-Chief Executive Officer, Rexford Industrial Realty, Inc.
Age: 62 Director since: IPO	Other public company directorships: None

BACKGROUND
•Serves as Rexford Co-Chief Executive Officer and Board member since 2013 as part of Rexford formation transactions.
•Served as Chief Financial Officer of one of the management companies acquired as part of our formation transactions and as Managing Partner of Rexford Industrial LLC and Rexford Sponsor LLC.
•Career includes 21 years co-managing our predecessor and current businesses, which have exclusively focused on investing in infill Southern California industrial real estate.
•Prior to Rexford:
◦Served with LEK Consulting, providing strategic advisory services to several of the world’s leading investment institutions.
◦Responsible for investments at the private equity firm “C3,” a subsidiary of the Comcast Corporation (NASD: CMCSA).
◦Vice President at Melchers & Co., a European-based firm, responsible for Melchers’ U.S.-Asia operations, principally based in Beijing.
•Substantial international experience working in China, Southeast Asia and France, and speaks Mandarin and French.
•Licensed real estate broker in the state of California and a member of the Urban Land Institute.
•Serves on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley.
EDUCATION
•Bachelor of Arts degree in political economy from the University of California at Berkeley.
•Master of Business Administration from the Harvard Business School.
SKILLS AND QUALIFICATIONS
Extensive executive management and finance experience in the real estate industry and an extensive knowledge of our Company and our operations.

CEO/Executive Management	ESG	Financial Expertise/Literacy	Human Capital Management/Compensation
Business Operations	Financial/Capital Allocation	REITs/Real Estate Industry

16	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Diana J. Ingram INDEPENDENT Former Consulting Director, Oracle Consulting
Age: 67 Director since: April 2018 Board committees: Nominating and Corporate Governance (Chair); Audit	Other public company directorships: None

BACKGROUND
•Senior business development, sales, and marketing leader with extensive background in information technology in the U.S., Latin American and global markets.
•Served as Consulting Director at Oracle Consulting from 2015-2022, focused on helping corporate clients accelerate their transition to cloud computing and enhance their IT security posture.
•Ran Ingram & Associates, an independent consulting firm based in Los Angeles from 2013-2015.
•Executive Vice President and Head of Operations for the U.S. start-up of networking software company IBT /Realtime from 2012 to 2013. Held several key positions at IBM from 2004 to 2012, including Director of Security and Privacy Services, U.S.; Vice President of Global Sales for Wireless E-Business Solutions; Vice President of Telecommunications – Media Sector, Latin America and Director of Enterprise Content Management Software Sales, Americas.
•Senior Vice President and General Manager of Operations, West Region at Kinko's Inc., now part of FedEx from 2002 to 2003.,
•Serves on the boards of directors of Goodwill of Southern California (also serving as chair of the Diversity, Equity and Inclusion Committee), ECMC Group, Inc. and UCLA Foundation. Previous board service includes the International Women’s Forum, Southern California affiliate, Big Brothers Big Sisters, Los Angeles, the Los Angeles Urban League and the Coalition for Clean Air.
•Holds the Certified Information Systems Security Professional (CISSP) designation from the International Information System Security Certification Consortium (ISC)².
EDUCATION
•Bachelor of Arts degree from Stanford University.
•Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University.
SKILLS AND QUALIFICATIONS
Significant expertise in information technology and systems, service on other private boards and professional background and experience.

CEO/Executive Management	ESG	Financial Expertise/Literacy
Business Operations	Technology	Human Capital Management/Compensation

Angela L. Kleiman INDEPENDENT President and Chief Executive Officer, Essex Property Trust

Age: 55 Director since: December 2021 Board committees: Audit; Compensation	Other public company directorships: Essex Property Trust

BACKGROUND
•President and Chief Executive Officer of Essex Property Trust (NYSE: ESS) (“Essex”), a fully integrated real estate investment trust (REIT) and an S&P 500 company, since April 1, 2023, after serving as Senior Executive Vice President and Chief Operating Officer since January 2021 and as Executive Vice President and Chief Financial Officer from 2015 to 2020 and managing the Essex Private Equity platform from 2009 to 2015.
•Prior to joining Essex, held roles in institutional investment management and investment banking including Senior Equity Analyst and Vice President of Investor Relations at Security Capital and Vice President within J.P. Morgan's Real Estate & Lodging Investment Banking Group.
•Began her career in real estate development management in 1991.
•Member of the National Association of Real Estate Investment Trusts (NAREIT) and the National Multifamily Housing Council.
EDUCATION
•Bachelor of Science degree from Northwestern University.
•Master of Business Administration degree from the Kellogg School of Management of Northwestern University.
SKILLS AND QUALIFICATIONS
Extensive real estate, finance and operations expertise and significant experience as an executive at a public real estate investment trust.

CEO/Executive Management	ESG	Financial Expertise/Literacy
Business Operations	Technology	REITs/Real Estate Industry
Other Public Company Board Service & Governance	Financial/Capital Allocation	Human Capital Management/Compensation

2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE AND BOARD MATTERS

Debra L. Morris INDEPENDENT President, AccessHope
Age: 66 Director since: December 2020 Board committees: Audit; Compensation; Nominating and Corporate Governance	Other public company directorships: biote Corp. (Nasdaq: BTMD) Progyny, Inc. (Nasdaq: PGNY)

BACKGROUND
•Serves as President of AccessHope, a company changing the way leading-edge cancer expertise is delivered, since November 2024, after serving as Chief Financial Officer and Chief Operating Officer since May 2024.
•Executive Vice President, Chief Financial Officer of Apria, Inc., a leading provider of integrated home healthcare equipment and related services in the United States, from March 2013 through October 2022.
•Chief Financial Officer—Americas for SITEL Worldwide Corporation, a global leader in business processing outsourcing, from 2010 to 2013.
•Served as a Partner of Tatum LLC, a national executive services firm, from 2004 to 2010 and as a Director from 2008 to 2010 and provided interim and permanent Chief Financial Officer services for companies contracted with Tatum LLC.
•From 1999 to 2002, Chief Financial Officer of Caliber Collision Centers.
•Earlier career in progressively more responsible roles with CB Richard Ellis, including as Executive Vice President—Global Marketing and Integration and Executive Vice President—Global Chief Accounting Officer.
•Served on the board and chaired the Audit Committee of EverDriven Technologies, from May 2020 through February 2024.
•Currently serves on the board, the Audit Committee and the Nominating and Corporate Governance Committee of biote Corp., a provider of curriculum and clinical training program with state-of-the-art training facility and serves on the board and is a member of the Compensation Committee of Progyny, Inc., a company that provides transformative fertility, family building and women's health benefits solution.
EDUCATION
•Bachelor of Science in Business Administration from Colby Sawyer College in New London, New Hampshire.
SKILLS AND QUALIFICATIONS
Extensive finance and accounting expertise and extensive leadership experience.

CEO/Executive Management	ESG	Financial Expertise/Literacy
Business Operations	Technology	REITs/Real Estate Industry
Other Public Company Board Service & Governance	Financial/Capital Allocation	Human Capital Management/Compensation

Tyler H. Rose LEAD INDEPENDENT DIRECTOR President and Chief Financial Officer of IQHQ, Inc.
Age: 64 Director since: February 2015 Board committees: Audit (Chair); Nominating and Corporate Governance	Other public company directorships: None

BACKGROUND
•Appointed Lead Independent Director.
•President and Chief Financial Officer of IQHQ, Inc., a private life science real estate development company, since January 2024.
•Served as President of Kilroy Realty Corporation (NYSE: KRC) (“Kilroy”) from 2020 to 2023 after serving as Executive Vice President and Chief Financial Officer since 2009 and Senior Vice President and Treasurer from 1997 to 2009.
•Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and appointed Treasurer in 1996.
•Vice President, Corporate Finance of The Irvine Company from 1994 to 1995.
•Served in Real Estate Corporate Finance Group at J.P. Morgan & Co., from 1986-1992 and Vice President of the Australia Mergers and Acquisitions Group from 1992-1994.
•Early in career, served as a financial analyst for General Electric Company.
•Served on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley.
EDUCATION
•Bachelor of Arts degree in Economics from the University of California, Berkeley.
•Master of Business Administration degree from The University of Chicago Booth School of Business.
SKILLS AND QUALIFICATIONS
Extensive real estate, finance and accounting expertise and extensive experience as an executive at a public real estate investment trust.

CEO/Executive Management	ESG	Financial Expertise/Literacy	Human Capital Management/Compensation
Business Operations	Financial/Capital Allocation	REITs/Real Estate Industry

18	REXFORD INDUSTRIAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Howard Schwimmer Co-Chief Executive Officer, Rexford Industrial Realty, Inc.
Age: 64 Director since: IPO	Other public company directorships: None

BACKGROUND
•Serves as our Co-Chief Executive Officer and as a Board member since 2013 as part of our formation transactions.
•Served as Co-Founder and Senior Managing Partner of Rexford predecessor business since December 2001 and President of one of the management companies acquired as part of Rexford formation transactions.
•Served at various times as manager, executive vice president and broker of record for DAUM Commercial Real Estate from 1983-2001.
•Over forty-year professional career dedicated entirely and exclusively to Southern California infill industrial real estate, including its acquisition, value-add improvement, management, sales, leasing and disposition.
•Extensive experience forming private and public real estate investment companies, managing real estate brokerage offices, serving on private, public and charitable boards and acquiring, repositioning, developing, leasing, selling and adding value to over 50 million square feet of industrial properties in Southern California.
•Serves on the USC Lusk Center Real Estate Leadership Council, is a former Board Chair of USC Hillel, and is the former Chair of the Los Angeles Jewish Federation, Real Estate Principals Organization.
•Licensed California real estate broker.
EDUCATION
•Bachelor’s degree from the University of Southern California majoring in business with an emphasis in real estate finance and development.
SKILLS AND QUALIFICATIONS
Extensive executive management experience in the real estate industry and extensive knowledge of our Company and our operations.

CEO/Executive Management	ESG	Financial Expertise/Literacy	Human Capital Management/Compensation
Business Operations	Financial/Capital Allocation	REITs/Real Estate Industry

Current Director Not Standing for Reelection
Richard Ziman will retire from the Board effective at the Annual Meeting. Mr. Ziman’s decision was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board thanks Mr. Ziman for his distinguished service to the Company, from its formation, initial public offering and throughout his tenure.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Diversity of Experience and Background
The drive to live and work with integrity is embedded in who we are as a company. Our culture of respect and excellence goes hand in hand with high standards of ethics, transparency and accountability. Our commitment to inclusion and talent begins with the Rexford Board. Our Board believes that diverse perspectives contribute to the effective decision-making that drives long-term value. Below presents a snapshot of the composition of our Board immediately following the Annual Meeting.

BOARD AVERAGE AGE	DIVERSITY		TENURE

	43%	29%	9 years	7 years
	FEMALE	DIVERSE	FULL BOARD AVERAGE TENURE	INDEPENDENT DIRECTORS AVERAGE TENURE
Board Evaluation and Selection
Nomination Process for Director Candidates
The Nominating and Corporate Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Nominating and Corporate Governance Committee is governed by a written charter, a copy of which is available on the Governance—Documents & Policies page of the Investor Relations section on our website at www.rexfordindustrial.com.
Assessment of Board Composition
The Nominating and Corporate Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills or characteristics would make the Board more effective. When a need arises to fill a vacancy or it is determined that a director possessing particular experiences, skills or characteristics would make the Board more effective, the Nominating and Corporate Governance Committee initiates a search. As a part of the search process, the Nominating and Corporate Governance Committee may consult with other directors and members of senior management and may hire a search firm to assist in identifying and evaluating potential candidates.
In accordance with the Corporate Governance Guidelines, the Board and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts an annual performance self-assessment with the purpose of increasing effectiveness of the Board and its committees.

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Identification and Consideration of New Nominees

Review Desired Skills/Experience	Director Nominee Search	Evaluation of Candidates	Recommendations to Board
The Nominating and Corporate Governance Committee will evaluate needs of the Board and Company, and consider any necessary updates to Board composition and planning.	Potential candidates are recommended by: •Directors •Senior Management •Search Firms •Shareholders	The Nominating and Corporate Governance Committee will evaluate potential qualified candidates and conduct interviews.	The Nominating and Corporate Governance Committee will analyze background, independence and other qualifications of candidates and recommend potential nominees to the Board.

Selection by Board
The Board will evaluate and select director nominees based on the recommendations by the Nominating and Corporate Governance Committee, including additional interviews if appropriate.

When considering a candidate, the Nominating and Corporate Governance Committee reviews the candidate’s experiences, skills and characteristics. The Nominating and Corporate Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.
Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry, and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that has, as a whole, diversity of experience. Where appropriate, we will conduct a criminal and background check on a candidate. In addition, at least one member of the Board should have the qualifications and skills necessary to be considered an “audit committee financial expert,” as this term has been defined by the U.S. Securities and Exchange Commission (“SEC’) in Item 407(d)(5)(ii) of Regulation S-K.
All potential candidates are interviewed by the Chairman of the Board and Nominating and Corporate Governance Committee Chairwoman, and, to the extent practicable, the other members of the Nominating and Corporate Governance Committee, and may be interviewed by other directors and members of senior management as desired. In addition, the General Counsel and Secretary conducts a review of the director questionnaire submitted by the candidate. The Nominating and Corporate Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election as directors. The selection process for candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Stockholder Nominations
Stockholders may recommend candidates to our Board. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board and how the candidate satisfies the Board’s criteria. The stockholder must also provide such other information about the candidate as would be required by the SEC rules to be included in a Proxy Statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of the stockholder’s holding of our common stock. All communications are to be directed to the Chairwoman of the Nominating and Corporate Governance Committee, c/o Rexford Industrial Realty, Inc., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, Attention: General Counsel and Secretary. For any annual meeting, recommendations received after 120 days prior to the anniversary of the date of the Proxy Statement for the prior year’s annual meeting will likely not be considered timely for consideration by the Nominating and Corporate Governance Committee for that annual meeting.
Corporate Governance
Board Structure and Composition
We have structured our corporate governance in a manner we believe closely aligns our interests with those of the long-term interests of our Company and our stockholders. Notable features of our corporate governance structure include the following:
    Our Board is not classified, with each of our directors subject to re-election annually;
    We have a lead independent director with a well-defined role and robust responsibilities;
    The size of the Board will be reduced to seven directors as of the date of the Annual Meeting, with five, or 71.4%, of our directors satisfying the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act; of the eight persons who currently serve on our Board, our Board has determined that five, or 62.5%, of our directors satisfy such independence standards;
    Three of our independent directors qualify as “audit committee financial experts” as defined by the SEC;
    We have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law (the “MGCL”); and
    We do not have a stockholder rights plan.
Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions presided over by the lead independent director without the presence of our corporate officers or non-independent directors.

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Board Leadership Structure
Our Board is currently chaired by Mr. Ziman, our Chairman. Our Board believes that Mr. Ziman’s service as our Chairman has been in the best interests of our Company and our stockholders during his time of service. The Chairman role is balanced by the number of independent directors serving on our Board, our independent committee Chairs and our Lead Independent Director. Mr. Ziman provided notice to the Company of his decision not to stand for re-election to the Board and to retire from his role as Board Chairman at the end of his current term, which ends as of the Annual Meeting. Mr. Ziman’s decision was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Subject to the annual meeting election of directors results, the Board approved the appointment of current lead independent director Tyler Rose to serve as the Chairman of our Board. At such time, the Chairman will be an independent director. Our Board believes that separating the roles of Chairman and Co-CEOs allows for better alignment of corporate governance with stockholder interests and aids in our Board’s oversight of management and our Board’s ability to carry out its roles and responsibilities on behalf of the stockholders. Our Board also believes that the separation of the roles of Chairman and CEO allows the Co-CEOs to focus more of their time and energy on operating and managing the Company and leverages the Chairman’s experience.
Lead Independent Director

Our Corporate Governance Guidelines provide that if the Chairman is not an Independent Director, the Board may annually appoint from amongst the Independent Directors a Lead Independent Director. Mr. Rose is currently our Lead Independent Director and brings to this role considerable skills and experience, as described above in his background section. The role of our Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the Independent Directors. Subject to the annual meeting election of directors results, the Board approved the appointment of current lead independent director Tyler Rose to serve as the Chairman of our Board. At such time, the Chairman will be an independent director, and a Lead Independent Director will not be appointed.
The responsibilities of our Lead Independent Director are clearly delineated in our Corporate Governance Guidelines and include:
•Advise on Board agenda, meeting materials and informational needs overseeing the conduct of the Company's business and evaluating whether the Company's business is being properly managed;
•Advise on information flow to the Board between regular meetings, including the scope, quality, quantity and timeliness of such information;
•Call and preside over executive sessions of the independent directors of the Board;
•Communicate feedback from executive sessions of the independent directors of the Board to management and the Chair of the Board; and
•Perform such other duties as the Board may delegate from time to time.
We believe this current leadership structure with a Chairman and a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Board Independence
NYSE rules require companies whose securities are traded on the NYSE to have a majority of independent directors. These rules describe certain relationships that prevent a director from being independent and require a company’s board of directors to make director independence determinations in all other circumstances. The Company has also decided that no more than three management executives who are employed by the Company or who were employed by the Company in the previous three years may serve on the Board at the same time.
In accordance with the NYSE rules, the Board undertakes an annual review to determine which of its directors are independent. The review generally takes place in the first quarter of each year; however, directors are required to notify the Company of any changes that occur throughout the year that may impact their independence.
Based on the Board’s review, the Board has determined that five, or 62.5%, of our current eight directors are independent. The size of the Board will be reduced to seven directors as of the date of the annual stockholder meeting, with five, or 71.4%, of our directors being independent.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings and Attendance

2024 Board Meetings 5 2024 Committee Meetings (Total) 13 2024 Director Attendance 97.5%
The Board held four regularly scheduled meetings and one special meeting in 2024 to review significant developments, engage in strategic planning and act on matters requiring Board approval. Each incumbent director attended 100 percent of the regularly scheduled Board meetings and the meetings of committees on which he or she served, during the period that he or she served in 2024. The Board also acted by unanimous written consent on nine occasions.

Executive Sessions of Non-Management Directors
Our non-management, independent directors typically meet without management present each time the full Board convenes for a meeting, or, to the extent present, each time a Board committee convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management, independent directors will meet in executive session if circumstances warrant. Beginning April 2022, our lead independent director, Mr. Rose, presides over executive sessions of the Board.
Board Attendance at Annual Meeting of Stockholders
While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board encourages all directors to attend the Annual Meeting. Seven of our eight directors attended our 2024 Annual Meeting of Stockholders.
Board Committees
Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees, and each of these committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish other committees to facilitate the management of our company.

Audit Committee Members Tyler H. Rose (Chair) Diana J. Ingram Debra L. Morris Angela Kleiman Attendance: 100% Meetings in 2024: 4 Acted by Unanimous Written Consent: 3 Report: Page 35
We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•our accounting and financial reporting processes;
•the integrity of our consolidated financial statements and financial reporting process;
•our disclosure controls and procedures and internal control over financial reporting;
•our compliance with financial, legal and regulatory requirements;
•the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•the performance of our internal audit function; and
•our overall risk profile.
The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for the Audit Committee report included in this Proxy Statement.
Our Board has determined that each of our Audit Committee members is “financially literate” as that term is defined by NYSE corporate governance listing standards.
We have further determined that each of Mr. Rose, Ms. Kleiman and Ms. Morris qualify as an “audit committee financial expert” and Ms. Ingram qualifies as “financially literate” as those terms are defined by applicable SEC regulations and NYSE corporate governance listing standards.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee Members Robert L. Antin (Chair) Debra L. Morris Angela Kleiman Attendance: 100% Meetings in 2024: 7 Acted by Unanimous Written Consent: 5 Report: Page 58
We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:
•reviewing and approving, at least annually, the performance goals and objectives relevant to our Co-Chief Executive Officers’ compensation, evaluating our Co-Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration of our Co-Chief Executive Officers based on such evaluation;
•reviewing and approving the compensation of all of our other officers;
•reviewing our executive compensation policies and plans;
•implementing and administering our incentive compensation equity-based remuneration plans;
•assisting management in complying with our Proxy Statement and annual report disclosure requirements;
•producing a report on executive compensation to be included in our annual Proxy Statement (if required); and
•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee.
The Compensation Committee has the authority to retain legal and other advisors, to the extent it deems necessary or appropriate, and, during 2024, retained Farient Advisors LLC (“Farient Advisors”) and Ferguson Partners Consulting (“FPC”) as independent compensation consultants to provide the Compensation Committee with advice and guidance on the design and implementation of the Company’s executive compensation programs. Additional information concerning Farient Advisors, FPC and the services provided is set forth under “Executive Compensation-Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee Members Diana J. Ingram (Chair) Debra L. Morris Tyler H. Rose Attendance: 100% Meetings in 2024: 2 Acted by Unanimous Written Consent: 2
We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:
•identifying and recommending to the full Board qualified candidates for election as directors to fill vacancies on the Board or at any annual meeting of stockholders;
•developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;
•reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition, and committee composition and structure;
•recommending to the Board nominees for each committee of the Board of Directors;
•facilitating the annual assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and NYSE corporate governance listing standards;
•overseeing the Board’s evaluation of the performance of management; and
•oversight of the Board’s evaluation of the ESG Committee, which oversight role was established pursuant to Board action.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Communications with the Board
Stockholders and other interested parties may write to the entire Board, the Lead Independent Director or any of its members at Rexford Industrial Realty, Inc., c/o David Lanzer, General Counsel and Secretary, 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairman, the Lead Independent Director, the entire Board or any of its members c/o David Lanzer, General Counsel and Secretary, at dlanzer@rexfordindustrial.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.
The General Counsel and Secretary will perform a review in the normal discharge of his duties to ensure that communications forwarded to the Chairman, the Lead Independent Director, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairman, the Lead Independent Director or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairman, the Lead Independent Director or any other director and will not be retained. Such material may be forwarded to local or federal law enforcement authorities.
Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairman, the Lead Independent Director and any other independent director on request. The independent directors grant the General Counsel and Secretary discretion to decide what correspondence will be shared with our management and any personal employee communications may be shared with our human resources department if deemed appropriate. If a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation, as well as a proposed response, to the appropriate director(s). We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel and Secretary (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director(s), as appropriate.
Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

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Board Risk Oversight
Strategic and Risk Oversight

BOARD
The Board is primarily responsible for overseeing the Company’s risk management processes. A portion of this responsibility has been delegated by the Board to each of the committees of the Board with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight. The focus of each of the committees with respect to risk management is highlighted below.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•Has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures
•Risk oversight includes climate related risk and cybersecurity
•Monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function
•Is responsible for reviewing related party transactions as described below under “Review and Approval of Transaction with Related Persons”

•Assesses and monitors, with input from our management, whether any of our compensation policies and programs has the potential to encourage excessive risk-taking
•Reviews our policies related to payment of salaries and wages, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation

•Oversees Board processes
•Oversees governance-related risks
•Monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct
•Assesses disclosure of ESG and climate change matters
•Oversees the Company’s culture, policies and strategies related to human capital management, including with respect to diversity and inclusion and pay equity

MANAGEMENT
Management identifies material risks, implements appropriate risk management strategies and integrates risk management into our Company processes and strategies. Management ensures that material risks are communicated to senior executives and the Board.

Both our Board and management have key responsibilities in strategic oversight and managing risk throughout the Company, as described below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees, with reporting of key strategies and risks to our Board at each quarterly Board meeting. Our Board believes that this structure is conducive to its risk oversight process.

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CORPORATE GOVERNANCE AND BOARD MATTERS

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. The Audit Committee provides direct oversight of financial risk exposures, including management’s actions related to the Company’s exposure to climate related risk.
Human Capital Oversight
Our Board provides oversight of human capital management, receiving and discussing human resources updates during each quarterly Board meeting. The Nominating and Corporate Governance Committee provides direct oversight the Company’s culture, policies and strategies related to human capital management, including with respect to diversity and inclusion and other development initiatives, pay equity and employee engagement, excluding the compensation matters that are the express responsibility of the Board’s Compensation Committee pursuant to its charter.
Environmental Stewardship and ESG Oversight
Our Board oversees ESG, receiving and discussing ESG updates during each quarterly Board meeting. Additionally, in 2020 we established an ESG Committee that reports to our Co-CEOs. The ESG Committee includes employees from our Asset Management, Property Management, Development and Construction, Human Resources, Investments, Leasing, Technology, Legal, Accounting, Customer Solutions and Sustainability teams. This committee’s role is to define and lead the Company’s ESG strategy and execution, assist and inform senior management, the Nominating and Corporate Governance Committee, and quarterly the Board on ESG reporting matters and our ESG program. The Audit Committee provides direct oversight of climate-related financial risks and the Nominating and Corporate Governance Committee remains actively engaged on ESG matters throughout the year and provides direct oversight of the Company’s culture, policies and strategies related to human capital management, including with respect to diversity and inclusion and other development initiatives, pay equity and employee engagement, excluding the compensation matters that are the express responsibility of the Board’s Compensation Committee pursuant to its charter.
ESG Reporting
ESG reporting in accordance with recognized standards helps us build a deeper understanding of how we can maximize the value we create for all our stakeholders. It enables our investors to make informed decisions that incorporate material sustainability metrics and themes. Our annual sustainability report provides disclosures in accordance with the Global Reporting Initiative and the Sustainability Accounting Standards Board Real Estate Standard, which accounts for material issues specific to the real estate industry, and the Task Force on Climate-Related Financial Disclosures (TCFD). With the initiation our science-based targets, we will also begin reporting in alignment with the Science Based Targets initiative (SBTi).
Additionally, we report to the Global Real Estate Sustainability Benchmark (GRESB), the Carbon Disclosure Project (CDP) and the S&P Global Corporate Sustainability Assessment (S&P CSA).
As a signatory to the UN Global Compact (“UNGC”), we remain committed to the Ten Principles of the Compact in the areas of human rights, labor, environment and anti-corruption of the UNGC, along with the UN Sustainable Development Goals.
Details of our ESG strategy and human capital and inclusion efforts can be found in our latest Environmental, Social and Governance Impact Report located on the ESG section of our website at www.rexfordindustrial.com.
Cybersecurity Oversight
Board oversight of cybersecurity is enhanced through ongoing engagement by our independent director with information security experience who serves as the chairperson of our Nominating and Corporate Governance Committee. This director is a member of our Audit Committee and provides director level oversight of information security and receives quarterly information security reports. The full Board receives information security updates at least annually from senior leadership. As part of its overall financial risk assessment, our Audit Committee reviews the Company’s cybersecurity, data privacy and other information technology risks, strategies to protect the Company’s business systems and information and responds to incidents.

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Other Governance Principles
Governance Documents
Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters, along with our Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available on the Governance—Documents & Policies page of the Investor Relations section on our website at www.rexfordindustrial.com. In addition, these documents also are available in print to any stockholder who requests a copy from our Investor Relations Department at Rexford Industrial Realty, Inc., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, or by email at investorrelations@rexfordindustrial.com. (The Company’s website address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)
Code of Business Conduct and Ethics
Our Board formally approved a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or potential conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable governmental laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•accountability for adherence to the code.
Any waiver of the Code of Business Conduct and Ethics for our directors, executive officers and other principal financial officers must be approved by the Board or the appropriate committee thereof, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. A copy of this policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Director Compensation
The Compensation Committee with its independent compensation consultant conducts a review of our non-employee director compensation program on an annual basis, using the same peer group of similarly sized REITS/peers that are used for executive compensation comparisons. Any recommended changes to the program are then presented to the Board for their consideration and approval.
Our Board has approved a compensation program for our non-employee directors, which was in effect for calendar year 2024 (the “Director Compensation Program”). Our Co-CEOs do not receive any additional compensation for serving as directors. The Director Compensation Program consists of annual cash retainers and annual equity awards. The material terms of the Director Compensation Program are described below.

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Elements of 2024 Non-Employee Director Compensation
Under the Director Compensation Program, for 2024, non-employee directors received:
Annual cash retainers for 2024 were paid quarterly in arrears. Each non-employee director serving on the Board as of the date of any annual meeting of stockholders who is re-elected for another year of service at such annual meeting is granted a restricted stock award on the date of the applicable annual meeting. Annual restricted stock awards made to non-employee directors in connection with our 2024 annual meeting had an approximate grant-date value of $150,000. If a non-employee director is initially elected or appointed to serve on the Board between annual stockholder meetings, he or she is granted (on the date of such initial election or appointment) a prorated portion of the annual restricted stock award. Each annual or prorated initial restricted stock award vests in full on the earlier of (1) the date of the annual meeting next following the grant date (regardless of whether the director is re-elected at such meeting, so long as the director serves through such meeting) and (2) the first anniversary of the grant date, subject to continued service through such meeting or such first anniversary, as applicable.

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2024 Director Compensation Table
The following table provides details regarding the 2024 compensation of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Robert L. Antin	120,000	149,991	269,991
Diana J. Ingram	140,000	149,991	289,991
Angela L. Kleiman	130,000	149,991	279,991
Debra L. Morris	140,000	149,991	289,991
Tyler H. Rose	150,000	149,991	299,991
Richard Ziman	175,000	149,991	324,991
(1)Howard Schwimmer and Michael S. Frankel, our Co-Chief Executive Officers, are not included in this table as they are employees of our Company and do not receive compensation for their services as directors. All compensation paid to Messrs. Schwimmer and Frankel for the services they provide to us is reflected in the Summary Compensation Table in this Proxy Statement.
(2)Amounts reflect, as applicable, annual cash retainers and committee chair fees, in each case, which were paid in respect of 2024 services. For all directors, fourth quarter 2024 fees were paid in January 2025.
(3)Represents 3,357 shares of restricted common stock granted to each of Messrs. Antin, Rose and Ziman and Mses. Ingram, Kleiman and Morris on June 11, 2024. Amounts reflect the full grant-date fair value of restricted stock awards granted with respect to services performed in 2024, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Amounts ultimately realized in respect of these awards may be greater or less than the amounts shown in the table and may equal zero in the event that the awards do not vest. We provide detailed information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 10, 2025. As of December 31, 2024, Messrs. Antin, Rose and Ziman and Mses. Ingram, Kleiman and Morris each held 3,357 shares of our restricted common stock.
Director Stock Ownership Guidelines

Our non-employee directors are required to hold a number of shares of Company stock having a market value equal to or greater than five times their annual cash retainer (not including any additional committee retainers and/or lead independent director retainers). Our current non-employee directors have until December 31, 2026 to achieve these stock ownership requirements or, in the case of a new non-employee director, five years from his or her initial election to the Board. As of April 14, 2025, all our non-employee directors satisfied the stock ownership guidelines or had time remaining under the five-year period since first becoming a director to acquire the applicable level of ownership.
DIRECTOR STOCK OWNERSHIP GUIDELINES 5x Annual cash retainer

2025 PROXY STATEMENT	31

Audit Committee Matters

PROPOSAL NO. 2
Ratification of Independent Registered Public Accounting Firm
The Audit Committee appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. KPMG has served as our independent registered public accounting firm since 2024. In order to ensure continuing auditor independence, the Audit Committee and KPMG rotate the lead audit engagement partner every five years.
Annual Evaluation and Selection of Independent Auditors
The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to re-appoint KPMG for 2025, the Audit Committee considered, among other factors, the independence and performance of KPMG, the appropriateness of KPMG’s fees and the quality and candor of KPMG’s communications with the Audit Committee and management.
We expect that representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of KPMG is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate KPMG’s engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Our Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

32	REXFORD INDUSTRIAL

AUDIT COMMITTEE MATTERS

Principal Accountant Fees and Services
Below is information on the fees billed for services rendered by KPMG for the fiscal year ended December 31, 2024 and services rendered by Ernst & Young LLP (“EY”), the Company’s previous independent registered public accounting firm, for the fiscal year ended December 31, 2023. Effective as of KPMG’s appointment, our independent registered public accounting firm no longer provides non-audit related tax services for the Company.

	Fiscal Year Ended December 31
	2024	2023
Audit Fees	$1,060,000	$1,341,000
Audit-Related Fees	38,000	52,000
Tax Fees	—	596,000
Total Fees	$1,098,000	$1,989,000
A description of the types of services provided in each category is as follows:
Audit Fees—Includes fees for professional services provided in connection with the annual audit of our financial statements and internal control over financial reporting, review of our quarterly financial statements, and SEC registration statements and securities offerings.
Audit-Related Fees—Includes fees for attestation reports and access to the accounting research database.
Tax Fees—Includes tax return preparation and other tax planning services provided by EY in the period the services occurred. Effective as of KPMG’s appointment, tax related services are provided by a separately appointed professional services firm other than EY and KPMG.
All of the services performed by KPMG and EY were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.
Audit Committee Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

2025 PROXY STATEMENT	33

AUDIT COMMITTEE MATTERS

Change in Independent Registered Public Accounting Firm
New Independent Registered Public Accounting Firm
On February 14, 2024, the Audit Committee approved the appointment of KPMG for the fiscal year ending December 31, 2024. During the fiscal years ended December 31, 2023 and December 31, 2022, and for the subsequent interim period through February 14, 2024, neither the Company, nor anyone on its behalf consulted KPMG with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Previous Independent Registered Public Accounting Firm
On February 14, 2024, the Committee dismissed EY as the Company’s independent registered public accounting firm, effective immediately. The reports of EY on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
In the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period through February 14, 2024, (a) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in its report on the financial statements for such years; and (b) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

34	REXFORD INDUSTRIAL

AUDIT COMMITTEE MATTERS

Audit Committee Report
The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).
Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees the financial reporting process of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), on behalf of the Board of Directors of the Company (the “Board”), consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.
The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm, KPMG, the Company’s December 31, 2024 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.
In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from the Company and considered the compatibility of non-audit services with its independence.
Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission.
The foregoing report has been furnished by the Audit Committee as of April 14, 2025.
Tyler H. Rose, Audit Committee Chairman
Diana J. Ingram
Angela L. Kleiman
Debra L. Morris

2025 PROXY STATEMENT	35

Executive Compensation Matters

PROPOSAL NO. 3
Advisory Vote on the Compensation of the Named Executive Officers (“Say-On-Pay Vote”)
As required by Section 14A of the Exchange Act, we are providing our stockholders with a vote at the Annual Meeting to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. The stockholder vote on named executive officer compensation, commonly known as a “say-on-pay” vote, is an advisory recommendation only, and it is not binding on the Company or our Board or Compensation Committee.
At our 2022 annual meeting of stockholders, the Company’s stockholders recommended, on an advisory basis, that the “say-on-pay” vote occur every year. In light of the foregoing recommendation, the Company has determined to continue to hold a “say-on-pay” advisory vote every year. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory notes, our next advisory “say-on-pay” vote (following the non-binding “say-on-pay” advisory vote at this Annual Meeting) is expected to occur at our 2026 annual meeting of stockholders.
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to enable us to attract, motivate and retain individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through the vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers.
Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Rexford Industrial Realty, Inc. approve, on an advisory basis, the compensation of Rexford Industrial Realty’s named executive officers for the year ended December 31, 2024, as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Rexford Industrial Realty’s Proxy Statement.”

Our Board of Directors unanimously recommends that stockholders vote “FOR” the advisory resolution approving the compensation of the named executive officers for the fiscal year ended December 31, 2024, as more fully disclosed in this Proxy Statement.

36	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Executive Officers
With respect to our fiscal year 2024, Rexford Industrial Realty, Inc.’s executive officers are as follows:

Name	Position	Age
Howard Schwimmer	Co-Chief Executive Officer and Director	64
Michael S. Frankel	Co-Chief Executive Officer and Director	62
Laura Clark	Chief Operating Officer(1)	45
Michael Fitzmaurice	Chief Financial Officer(1)	46
David Lanzer	General Counsel and Secretary	52
(1)Effective November 18, 2024, Mr. Fitzmaurice succeeded Ms. Clark as Chief Financial Officer and Ms. Clark was appointed to serve as Chief Operating Officer.
The following section sets forth certain background information regarding those persons currently serving as executive officers of Rexford Industrial Realty, Inc., excluding Howard Schwimmer and Michael S. Frankel, who are described on pages 19 and 16, respectively under the heading “Director Nominees”:

Laura Clark Chief Operating Officer Age: 45
BACKGROUND
•Serves as our Chief Operating Officer since November 2024 after serving as our Chief Financial Officer since September 2020.
•Served as Senior Vice President, Capital Markets at Regency Centers, (NASDAQ: REG) a publicly traded retail real estate investment trust and S&P 500 Index member from 2017-2020 and Vice President, Financial Services from 2012-2017, overseeing all operational analysis, budgeting and reporting for the West region portfolio.
•Prior roles include institutional sales and equity research at Green Street Advisors, Vice President, Capital Markets at Iron Tree Capital and Vice President at Inland Capital Markets Group.
•Holds the Chartered Financial Analyst (CFA) designation.
•Brings to the Company 23 years of finance, accounting, real estate and operations experience.
EDUCATION
•Bachelor of Science degree in finance from DePaul University Chicago.
•Master of Business Administration degree from Ball State University.

Michael Fitzmaurice Chief Financial Officer Age: 46
BACKGROUND
•Serves as our Chief Financial Officer since November 18, 2024.
•Served as Executive Vice President and Chief Financial Officer at RPT Realty, a publicly traded REIT acquired by Kimco Realty Corporation in January 2024, from 2018 - 2024.
•Served as Senior Vice President of Finance at Retail Properties of America, Inc., (NYSE: RPAI) a publicly traded retail shopping center REIT from 2017 to 2018, after serving as Vice President of Capital Markets & Investor Relations in 2017 and Vice President of Finance from 2012 to 2017.
•Spent 13 years at S&P 500 companies General Growth Properties and Equity Office Properties with growing responsibility in various finance, capital markets, investment and accounting roles.
•Brings to the Company 25 years of real estate, finance, accounting, investments and operations experience.
EDUCATION
•Bachelor of Science degree in finance from the University of Illinois at Chicago.

2025 PROXY STATEMENT	37

EXECUTIVE COMPENSATION MATTERS

David Lanzer General Counsel and Secretary Age: 52
BACKGROUND
•Serves as our General Counsel and Secretary since March 2016.
•Served as First Vice President and Senior Counsel of Prologis, Inc. (NYSE: PLD), the world’s largest industrial real estate investment trust from 2010-2016.
•Served as Vice President and Deputy General Counsel and a Market Officer at Lauth Group, Inc., a privately held, national development and construction firm that has developed industrial, office, retail and healthcare projects across the United States from 2002-2009.
•Began legal career as an attorney with the Indianapolis law firm of Wooden & McLaughlin LLP.
•Brings to the Company 27 years of real estate and legal experience.
EDUCATION
•Bachelor of Arts, with distinction, in Political Science at Purdue University, West Lafayette.
•Doctor of Jurisprudence at Indiana University, Bloomington.

38	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Compensation Discussion and Analysis
The “Compensation Discussion and Analysis” section of this Proxy Statement presents the detailed compensation arrangements for our NEOs for fiscal year 2024, which were determined by the Compensation Committee. For the fiscal year ended December 31, 2024, our NEOs and their titles were as follows:

Howard Schwimmer	Michael S. Frankel	Laura Clark	Michael Fitzmaurice	David Lanzer
Co-Chief Executive Officer	Co-Chief Executive Officer	Chief Operating Officer	Chief Financial Officer	General Counsel and Secretary
Our Business and Performance Highlights
Rexford is exclusively focused on creating value by investing in and operating industrial property throughout infill Southern California, which is consistently the highest demand and lowest supply major industrial market in the nation. Our laser-focus is on increasing cash flow and shareholder value on a sustained basis.
Rexford’s Proven Track Record

Operational Outperformance				Long-Term Shareholder Value Creation

Consolidated NOI Growth (5-Year CAGR)(1)		Core FFO Per Share Growth (5-Year CAGR)(1)		Dividend Per Share Growth (Since IPO)(2)	Total Stockholder Return (Since IPO)(3)
				248%	268%
				11 consecutive years of dividend increases	Exceeding the Industrial Peer Group(1) Average of 266%
REXR	Industrial Peer Group Average	REXR	Industrial Peer Group Average
(1)See Appendix A for the calculation of the 5-year CAGR of our consolidated NOI and Core FFO per diluted share. The Industrial Peer Group includes EastGroup Properties, Inc., First Industrial Realty Trust, Inc., Prologis, Inc., STAG Industrial, Inc. and Terreno Realty Corporation. The Industrial Peer Group Average 5-year CAGR is based on consolidated NOI and Core FFO (or FFO) per diluted share as reported by each Industrial Peer Group company from 2020 through 2024.
(2)Based on actual dividends declared from Q4-2013 (annualized) to 2024.
(3)Based on TSR from our IPO on July 19, 2013 to December 31, 2024.

2025 PROXY STATEMENT	39

EXECUTIVE COMPENSATION MATTERS

Snapshot of Our Compensation Program
The key elements of our compensation program for our NEOs are as follows:

Pay Element Allocation		Compensation Type
CEO	Average Other NEOs(1)		Objective	Key Characteristics
Fixed Cash
Based upon retrospective consideration of results as well as forward performance expectations at a level that is commensurate with our NEOs’ positions and provide competitive fixed pay to attract and retain our NEOs.
Reviewed annually but only adjusted when appropriate.
Variable Incentive Cash and Equity
Incentivize the attainment of short-term Company objectives (that align the interests of our NEOs with those of our long-term stockholders) and individual contributions to the achievement of those objectives for the year.

Variable compensation weighted 70% on pre-established objective measures:
•Core FFO per Diluted Share (35%)
•Consolidated Portfolio NOI Growth (35%)
Weighted 20% on qualitative measures.
Weighted 10% on ESG performance (modified to be an objective measure in 2025).

Service-Vesting LTIP Units		Variable Incentive Equity	Align the interests of NEOs with long-term stockholder value. Promote retention by requiring continued employment over a multi-year period as a condition to vesting.
•Grant size was determined based on a detailed retrospective review of the Company’s overall annual performance and the compensation levels of the individual NEO in comparison to our Executive Compensation Peer Group.
•Vest ratably over a three-year period.
•Beginning with awards granted in 2025, units may not be sold for at least one year following vesting.

Performance-Vesting LTIP Units		Variable Incentive At-Risk Equity
Motivate and reward NEOs for performance on key long-term measures.
Enhance the overall pay-for-performance structure of our executive compensation program and align the interests of NEOs with long-term stockholder value.
Promote retention by requiring continued employment over a multi-year performance period.

Only provides tangible value upon the creation of meaningful long-term value creation above specified hurdles over a three-year performance period.
•2024 awards are based equally on achievement of:
◦Company’s TSR performance relative to a peer group (the Dow Jones U.S. Equity REIT Index)
◦Company’s growth in Core FFO per diluted share
•Final achievement is subject to a modifier that may reduce payouts if absolute TSR is less than 10%.
•Cliff vest following the end of a three-year performance period.

(1)“Average Other NEOs” includes Ms. Clark and Mr. Lanzer, and excludes Mr. Fitzmaurice, who was hired and appointed Chief Financial Officer on November 18, 2024.

40	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
2024 Say-on-Pay Vote and Stockholder Engagement
At the Company’s 2024 annual meeting of stockholders, stockholders were provided the opportunity to cast an advisory vote approving the compensation programs for our NEOs (“say-on-pay”). We received majority support for our say-on-pay proposal with approximately 62% of the shares present and entitled to vote at the annual meeting. Although this support level was sufficient to approve the proposal, it was less than the 86% average level of support we received on the say-on-pay proposal in the three years prior to our 2024 annual meeting. In connection with and following this vote, we conducted an extensive engagement campaign to better understand our investors’ views on our executive compensation program.

ENGAGED	REVIEWED AND ANALYZED	IMPLEMENTED CHANGES
•Reached out to shareholders representing 94% of our common stock in 2024
•Met or spoke with shareholders representing over 67% of our common stock in 2024; the Chairman of our Compensation Committee participated in several meetings with our shareholders
•Engaged with proxy advisors, including ISS
•Engaged a new independent compensation consultant

•Reviewed results from the annual meeting and stockholder feedback
•Reviewed and analyzed reports published by proxy advisors
•Reviewed our compensation program vs. current market and governance practices

•Removed largest peers from our Executive Compensation Peer Group
•Reduced maximum payout under LTIP structure
•Limited performance-vesting LTIP Unit payouts based on absolute TSR performance
•Beginning with awards granted in 2025, added a one-year post-vesting holding period to service-vesting LTIP Units
•Increased formulaic components of 2025 Annual Cash Incentive awards to 80% of potential payout
•Enhanced CD&A transparency and disclosure

Pay-for-Performance and Compensation Highlights
The fundamental principles that drive the compensation decisions of our Compensation Committee are to encourage high performance, promote accountability and assure that the interests of our executives are aligned with the long-term interests of our Company and its long-term stockholders. The Company believes that our current executive compensation program represents a balanced, pay-for-performance structure, based on its inclusion of the following key features:
•No Increases to Target Compensation for the Co-CEOs in 2024 or 2025, despite a reduction in maximum pay opportunity for the Co-CEOs and despite 2024 pay increases for the Executive Compensation Peer Group (excluding Rexford) of 3% to 8%.
•Approximately 91% of the Co-CEOs’ target total direct compensation is variable and/or at-risk subject to the Company’s performance and continued employment over applicable earnings/vesting periods.

2025 PROXY STATEMENT	41

EXECUTIVE COMPENSATION MATTERS

•Annual cash incentive program that is directly tied to rigorous pre-established formulaic performance goals (70% weighted in 2024 and 80% weighted in 2025) that are designed to motivate management to execute our business plan tied to accretive and sustainable growth.

2024 Core FFO Growth Results and Peer Group Comparison

•2024 Core FFO per Diluted Share Target was set 5% higher than 2023 Results – 2024 Core FFO per diluted share target was established at $2.30 per diluted share, or $0.11 higher than 2023 results; this goal was also meaningfully higher than the 4% average FFO per share growth between 2016-2023 for the Executive Compensation Peer Group used at the time goals were established.

REXR 2024 Target	REXR 2024 Actual	Average Peer Group
2024 Consolidated NOI Growth Results and Peer Group Comparison

•Consolidated Portfolio NOI Target Required 10% Growth – Significantly higher than the 7% average annual consolidated NOI growth between 2016-2023 for the Executive Compensation Peer Group used at the time goals were established.

REXR 2024 Target	REXR 2024 Actual	Average Peer Group
•Co-CEOs Elected to Receive 100% of Cash Bonus in Equity – Further enhances the long-term alignment between our co-CEOs and long-term stockholders.
•Majority of annual long-term incentives are at-risk performance-vesting LTIP Units tied to aggressive TSR and FFO goals with 55% of annual LTI value granted in the form of performance-vesting LTIP Units and 45% in the form of service-vesting LTIP Units, for our Co-CEOs.

•In 2024, the Co-CEOs’ performance-driven LTI hurdles resulted in the forfeiture of 67% of the grant date value of 2021 Performance-Vesting Units – Forfeitures totaled $2.9 million for each of our Co-CEOs (based on value of earned payout of 100% of target Performance-Vesting LTIP Units determined using the closing price of the Company’s common stock as of December 31, 2024 of $38.66 vs. the grant date fair value as reported in our 2022 Proxy Statement).

$4.8 Million
$1.9 Million
$2.9M
Value Forfeited in 2024

Value at Grant Date (2021)	Value of Earned Units (2024)
•2024 Performance-Vesting LTIP Units Structured with Lower Maximum Payout Percentage Opportunity Leverage and Streamlined Goals – Streamlined the primary performance metrics to only include relative TSR and Core FFO per diluted share growth, with payouts up to 225% for these metrics on a standalone basis (as compared to 300% in prior years). Additionally, we continue to use market-leading, rigorous performance goals that require relative TSR being at or above the 90th percentile and Core FFO per diluted share growth being at least 16% to earn the maximum payouts. The new program also contains an absolute TSR modifier that may adjust the payout percentage, including a reduction of 25 percentage points if absolute TSR is negative.
•Beginning in 2025, Service-Vested LTIP Units Will Include a One-Year Holding Period Following the Vesting Date – Further enhances the long-term alignment between our Co-CEOs and long-term stockholders.

42	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Our Compensation Best Practices
Based on the following elements of compensation, we believe that our current executive compensation program represents a balanced, stockholder-friendly structure, appropriately focused on pay-for-performance:

WHAT WE DO	WHAT WE DON’T DO
Align compensation design and practices with stockholder long-term interests and pay and performance	Maintain compensation programs that encourage excessive risk taking
Provide significant variable pay linked to performance	Allow hedging or pledging of company stock
Use an independent compensation consultant	Provide excise tax gross-ups
Review our peer group annually	Pay any significant or excessive perquisites
Double-trigger change-in-control provisions for future officers	Guaranteed or uncapped payouts
Minimum stock ownership guidelines
SEC and NYSE compliant compensation clawback policy for NEOs
Regular engagement with investors
Limit LTI payouts if TSR is less than 10%
Require service-vested LTIP units to be held for at least one year following vesting

Our Compensation Decision Making Framework
Compensation Program Objectives
Our compensation program is designed to reward superior corporate performance as well as individual NEO contributions to the Company’s annual and long-term goals. The objectives of the Company’s executive compensation program are as follows:

MARKET COMPETITIVENESS AND RETENTION		PAY FOR PERFORMANCE		SHAREHOLDER ALIGNMENT
•Motivate, attract and retain qualified executives who drive the Company’s mission, performance and culture
•Provide competitive levels of compensation that reflect individual performance, overall role and responsibility and company performance
+
•Balance cash and equity compensation with a significant portion tied to the achievement of performance goals designed to encourage strategies and actions that are in the long-term best interests of the Company and long-term stockholders
•Set rigorous performance hurdles that are aligned with our annual and long-term operating and strategic plan
+
•Align the interests of the NEOs with the long-term interests of our stockholder by paying a significant portion of compensation to our executive officers in equity with long-term vesting designed to encourage retention and reward long-term performance achievements

2025 PROXY STATEMENT	43

EXECUTIVE COMPENSATION MATTERS

Compensation Review Process
Role of the Compensation Committee
Our Compensation Committee strives to maintain an executive compensation program that achieves the above objectives and meets regularly to make decisions related to our executive compensation program based on input from various sources, including our independent compensation consultant. In evaluating our executive compensation program, the Compensation Committee considers:
•Peer group compensation practices, based on a group of companies that is reviewed on an annual basis, to provide a reference point in making compensation decisions.
•Stockholder feedback and the results of our annual Say-on-Pay vote.
•Our unique Co-CEO leadership structure, which has been in place since our inception, and has been a proven asset to our differentiated approach.
•Input from our independent compensation consultant, who provides our Compensation Committee with objective information on compensation trends and practices, including current best governance practices.
•Input from our Co-CEOs, other than with respect to their own compensation.
Role of the Independent Compensation Consultant
The Compensation Committee has retained an independent compensation consultant to advise it in connection with its responsibilities. In July 2024, the Compensation Committee retained Ferguson Partners Consulting L.P. (“FPC”) to provide information on peer group compensation data, including pay levels and incentive compensation programs, plan governance and other and executive compensation-related market practices. Prior to July 2024, the Compensation Committee had retained Farient Advisors as its independent compensation consultant.
The Compensation Committee has considered the independence of each of FPC and Farient Advisors, consistent with the requirements of NYSE, and has determined that each of FPC and Farient Advisors is independent. Further, pursuant to SEC rules, the Company conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining FPC or Farient Advisors.
Executive Compensation Peer Group
The Compensation Committee annually reviews the peer group for compensation benchmarking comparisons and makes updates as needed to align with the established criteria and the Company’s strategy. We use the peer group to gather competitive market data on executive pay levels, executive compensation program design, and evolving trends in pay practices as a reference point in assessing the competitiveness of our compensation program.
For 2024, we engaged in a holistic review of our Executive Compensation Peer Group and selection process based on feedback from our stockholders and aimed to rebalance our peer group based on this feedback. Based upon this review and input from our compensation consultant, the Company considered the following in selecting our Executive Compensation Peer Group:
•Industrial-focused REITs and real estate companies that invest in properties in high barrier-to-entry markets, including diversified REITs with a large industrial portfolio; and
•REITs that are comparable in terms of size within an approximate range of 0.5x to 2.5x the size of the Company in terms of total capitalization and/or implied equity market capitalization, which reflects a narrowed scope as compared to 2023 from 0.25x to 3.0x to rebalance the overall composition of our peer group.
Based on the above, the following changes were made to the Executive Compensation Peer Group:
•Removed Ventas, Inc., Sun Communities, Inc., and Host Hotels & Resorts, Inc., which reflected our three largest peers.
•Removed Terreno Realty Corporation and LXP Industrial Trust, which reflected our two smallest peers that also operate under more simplified net-lease business models.
The following table reflects the list of companies in our Executive Compensation Peer Group and the relevant size parameters that were reviewed at the time the peer group was approved. At the time our Executive Compensation Peer Group was approved, the Company approximated the 60th - 70th percentile based on size.

44	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS

Company	Ticker	Implied Equity Market Cap ($ million)(1)	Total Cap ($ million)(1)
Alexandria Real Estate Equities, Inc.	ARE	21,897	38,839
Americold Realty Trust, Inc.	COLD	8,095	11,597
AvalonBay Communities, Inc.	AVB	29,445	37,579
BXP, Inc.	BXP	11,764	29,663
Douglas Emmett, Inc.	DEI	2,926	8,440
EastGroup Properties, Inc.	EGP	9,017	10,714
First Industrial Realty Trust, Inc.	FR	7,262	9,583
Kennedy-Wilson Holdings, Inc.	KW	1,429	7,597
Kilroy Realty Corporation	KRC	4,095	9,521
Kimco Realty Corporation	KIM	14,318	22,733
Medical Properties Trust, Inc.	MPW	2,880	12,981
SL Green Realty Corp.	SLG	4,200	9,222
STAG Industrial, Inc.	STAG	7,184	9,873
UDR, Inc.	UDR	15,018	21,078
Vornado Realty Trust	VNO	5,868	16,476
Rexford Industrial Realty, Inc.	REXR	11,080	14,613
Peer Group Median		7,679	12,289
(1)Per S&P Capital IQ; as of July 19, 2024. Implied equity market cap is calculated as follows: (common shares outstanding + convertible operating partnership units outstanding) multiplied by closing stock price on July 19, 2024. Total capitalization is calculated as follows: implied equity market cap plus debt, plus the book value of any preferred stock issued by the company or subsidiaries.
Use of Peer Group Data
The 2024 Executive Compensation Peer Group was used by the Compensation Committee to evaluate pay levels and overall compensation design. On an annual basis, the Compensation Committee reviews the competitive position of each of our executives compared to the most relevant benchmark data, further described below, in addition to overall compensation program design in an effort to maintain an appropriately competitive compensation program. The Compensation Committee does not target compensation at a specific percentile of peer group data. Rather, the Compensation Committee seeks to develop an overall compensation program that is informed by peer group data, as well as other factors that the Compensation Committee, in its collective judgment, believes to be relevant, including our unique leadership structure. Factors that the Compensation Committee considers include an executive’s experience and performance and internal pay equity among the Company’s senior management team (considering each executive’s respective scope of responsibilities and specific skills, and ability to impact business results) and other business events or conditions.
Co-CEO Peer Group Evaluation
When considering peer group data for our Co-CEOs, the Compensation Committee undertakes a thorough review process in assessing their compensation and the Co-CEO structure, including:
•Reviewing the pay of our Co-CEOs only relative to the average compensation of the CEO and the second highest paid named executive officer at each peer group company, irrespective of title (i.e., typically not a CEO), which ultimately results in a reduction in the magnitude of the peer group market data used to benchmark each Co-CEO’s pay as compared to standalone CEO market data.
•Reviewing the combined pay of our NEO team relative to the top five highest paid named executive officers at each peer group company, to understand the impact of our Co-CEO structure on aggregate compensation for our NEOs.
Our Co-CEO structure has been in place since our inception and is a key, productive differentiator in driving above-peer performance and continues to provide broad expertise and deep leadership at the highest level of the Company. Each of our Co-CEOs contributes extensive, complimentary skills, experience and expertise that, combined, have enabled superior long-term decision-making and results. Mr. Schwimmer contributes over 40 years of industrial real estate investment and management expertise focused exclusively on operating, leasing, improving and investing to create value within the infill Southern California industrial market. Mr. Frankel contributes approximately 40 years of entrepreneurial, corporate strategy,

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EXECUTIVE COMPENSATION MATTERS

investment and finance experience, including 21 years co-managing Rexford and its predecessor industrial real estate investment business. Messrs. Frankel and Schwimmer have been co-managing Rexford and its predecessor industrial real estate investment business together since 2004, dating to approximately ten years prior to the Rexford initial public offering on the New York Stock exchange. The exemplary operating partnership developed and executed by Messrs. Schwimmer and Frankel as co-managers over the prior 21 years enables a seamless level of collaboration today, which includes shared responsibility for all major CEO-level decisions.
Based on these factors and our prudent use of peer group data to ensure both the overall competitiveness and reasonableness of their compensation, we believe that our Co-CEO structure and compensation are appropriate and represent a competitive advantage for the Company, providing an efficient and effective model to support our future growth.
Elements of Our Compensation
The Company’s primary components of compensation for its executive officers continued in 2024 to be base salary, annual cash incentive awards and annual grants of long-term equity-based incentive compensation. We have no pre-established policy or target for the allocation between cash and non-cash incentive compensation or between short-term and long-term compensation, although the Company attempts to keep total cash compensation within the Company’s fiscal year budget while reinforcing its pay-for-performance philosophy.
The Company seeks to maintain a competitive total compensation package that aligns the economic interest of the executives with that of long-term stockholders while maintaining sensitivity to multiple factors including the Company’s fiscal year budget, annual accounting cost and the impact to share dilution.
Base Salary
Consistent with the Company’s philosophy of tying pay to performance, base pay represents the smallest component of each of our NEO’s compensation. Although the Compensation Committee does not set base salary levels equal to any specific percentile of base salaries paid to comparable officers in the Executive Compensation Peer Group, the NEOs are paid an amount in the form of base pay with prior performance as a benchmark combined with expectations for future performance within a competitive range of base salaries paid to comparable officers in the Executive Compensation Peer Group and sufficient to attract skilled executive talent and maintain a stable management team.
The Compensation Committee approved increases to the 2024 base salaries of Ms. Clark and Mr. Lanzer by 8% relative to 2023 based on each individual’s overall performance and the Company’s overall performance and growth relative to the Executive Compensation Peer Group. There was no increase to the 2024 base salaries of Messrs. Schwimmer and Frankel.

Named Executive Officer	2023 Base Salaries	2024 Base Salaries	Year-over-Year Base Salary Increase (2023-24)
Howard Schwimmer	$1,000,000	$1,000,000	—%
Michael S. Frankel	$1,000,000	$1,000,000	—%
Laura Clark	$650,000	$700,000	8%
Michael Fitzmaurice(1)	N/A	$600,000	N/A
David Lanzer	$525,000	$565,000	8%
(1)Mr. Fitzmaurice was hired and appointed Chief Financial Officer on November 18, 2024 and thus does not have an applicable 2023 base salary.

No Salary Increases for the Co-CEOs for 2024 or 2025 No NEO received an increase to their 2025 base salary following a review at year-end 2024 of the new Executive Compensation Peer Group

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EXECUTIVE COMPENSATION MATTERS
Annual Incentive Compensation
Annual cash incentive awards were designed to incentivize management to attain Company performance goals for the year in a manner that further aligns the interests of our NEOs with those of our stockholders.
The Compensation Committee determined to establish an annual cash incentive program (the “2024 STI Program”) under which (i) 70% of each NEO’s annual cash incentive opportunity was based upon achieving certain formulaic Company performance criteria during the year (the “Quantitative Performance Criteria”), (ii) 20% of such NEO’s annual cash incentive opportunity was based on qualitative criteria determined by the Compensation Committee (the “Qualitative Performance Criteria”), and (iii) the remaining 10% of such NEO’s annual cash incentive opportunity was based on ESG performance. The Compensation Committee believes that this structuring of the 2024 STI Program was necessary to appropriately address the unique challenges of managing the Company while protecting the long-term interests of the Company and its long-term shareholders through appropriate retention of our NEOs.
2024 Annual Cash Incentive Opportunities
The Compensation Committee did not approve any increase to the threshold, target and maximum annual cash incentive opportunities for the NEOs. Under the 2024 STI Program, each NEO was eligible for an annual cash incentive opportunity that was expressed as a percentage of base salary as follows:

Named Executive Officer	Threshold	Target	Maximum
Howard Schwimmer	100%	200%	275%
Michael S. Frankel	100%	200%	275%
Laura Clark	100%	150%	200%
Michael Fitzmaurice(1)	N/A	N/A	N/A
David Lanzer	100%	125%	200%
(1)Mr. Fitzmaurice was hired and appointed Chief Financial Officer on November 18, 2024 and was not eligible for a pro-rated annual cash incentive/bonus for the length of time serving as CFO in 2024.

No Increases to 2024 or 2025 Bonus Opportunities for all NEOs

2024 Annual Cash Incentive Metrics and Actual Awards
The Compensation Committee approved the 2024 corporate scorecard using our Board- approved annual budget, guidance to the street, information on performance relative to our peers and considering the market environment for our business. In determining actual 2024 payouts under the 2024 STI Program for Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer, the Compensation Committee reviewed Company performance in 2024 against the Quantitative Performance Criteria, the Qualitative Performance Criteria and the ESG Performance Criteria, as follows:

Goals Established/Achieved
Performance Criteria(1) / Reason Selected	Weighting	Threshold	Target	Maximum

Quantitative: Core FFO per Diluted Share
•Encourages focus on profitability as measured by the most frequently used REIT earnings measurement on a per share basis and mitigates the risk of non-profitable acquisitions or other low-quality growth.

Quantitative: Consolidated Portfolio NOI Growth
•Included as a performance metric because it includes the near-term results of Rexford’s internal and external growth initiatives and the achievement of increased operating efficiencies that ultimately drive the long-term results of the Rexford business model and form the foundation for value-creation for our stockholders.

(1)See Appendix A for definitions of consolidated “NOI” and “Core FFO” and reconciliations of net income (computed under GAAP) to NOI and Core FFO.

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EXECUTIVE COMPENSATION MATTERS

Performance Criteria / Reason Selected	Weighting	Goals Established	Achieved:
ESG Performance
•Encourages focus and progress toward our 2024 ESG goals published within the annual ESG report and promotes transparency on our ESG strategy that is rooted in advancing sustainability and value-creation initiatives to our tenants, partners and long-term stockholders.
Target: Achievement of 2024 ESG goals within the published annual ESG report.
•10MW in additional solar commitments.
•LEED Silver or higher for all ground-up developments and LEED Certified or higher for repositionings with eligible scope.
•Gold or higher Green Lease Leader.
•3,000 hours of employee volunteer time.
•Average of 20 training hours per employee.
•100% of employees participated in Inclusion and Anti-Bias training.

Performance Criteria / Reason Selected	Weighting	Goals Established
Qualitative		Criteria: Favorable positioning of the Company for future growth
•Motivates management to execute on strategic objectives and key priorities, including favorable positioning of the Company for future growth, capital structure and balance sheet management and management through market volatility, among other variables as deemed appropriate.
•The Compensation Committee believes that including a qualitative component is important to reward and motivate performance factors that may not be fully quantifiable and to take into account priorities that may arise throughout the year

•Completed $1.5 billion in accretive investments representing 56 properties with a combined 4.6 million rentable square feet of buildings on 218.3 acres of land, 100% located within prime, infill Southern California industrial submarkets.

•Stabilized ten of our repositioning and redevelopment properties with a combined 0.8 million rentable square feet at a weighted average unlevered stabilized yield of 7.5%.
•Demonstrated strength in leasing activity with the execution of over 8.1 million square feet of new and renewal leases with aggregate GAAP re-leasing spreads of 38.9%, at average lease rates estimated to be approximately 19% higher than average lease rates generally executed within the Company’s infill Southern California market overall.

•Increased year-over-year operating leverage (NOI margin) by +50 bps to 77.2% from 76.7% and reduced G&A as a percentage of revenue by 60 bps to 8.8% from 9.4% in 2023.
•Executed executive leadership changes including the promotion of Laura Clark to COO and the appointment of Michael Fitzmaurice to CFO. In addition, continued execution of Company’s strategic organizational development plan, including the formation, realignment and key talent additions within several departments including Asset Management, Marketing and Human Resources.

Criteria: Capital structure, balance sheet management and management through market volatility
•Raised $2.0 billion of capital, including $841 million through a public offering of common stock subject to a forward equity agreement and $1.15 billion through a private offering of exchangeable senior notes and maintained significant liquidity including near full availability on the $1.0 billion revolving credit facility.

•Maintained a low-leverage balance sheet, ending the year with a net debt to enterprise value ratio of 26.5%.
•Held our fixed rate debt percentage at 100% with no significant debt maturities until 2026.
•Met maximum STI projections for 2024 Core FFO per diluted share and Consolidated Portfolio NOI growth in challenging macroeconomic environment comprising rising interest rates, higher equity cost, moderated industrial space demand/supply dynamics, uncertain and volatile domestic and international political and economic environment, and substantially reduced market transaction volume.

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EXECUTIVE COMPENSATION MATTERS
Based on the Company’s quantitative and qualitative achievements described above, the annual cash incentive awards paid to Messrs. Schwimmer and Frankel, Ms. Clark, and Mr. Lanzer under the 2024 STI Program for 2024 performance were paid out at the maximum level as follows:

Named Executive Officer	Annual Cash Incentive Earned as Percentage of Base Salary	2024 Annual Cash Incentive Awards	Portion of Annual Cash Incentive Award Delivered in Cash	Portion of Annual Cash Incentive Award Delivered in LTIP Units	Total STI LTIP Units Granted
Howard Schwimmer	275%	$2,750,000	$—	$2,750,000	70,512
Michael S. Frankel	275%	$2,750,000	$—	$2,750,000	70,512
Laura Clark	200%	$1,400,000	$1,400,000	$—	—
Michael Fitzmaurice(1)	N/A	$—	$—	$—	—
David Lanzer	200%	$1,130,000	$1,130,000	$—	—
(1)Mr. Fitzmaurice was hired and appointed Chief Financial Officer on November 18, 2024 and was not eligible for a pro-rated annual cash incentive/bonus for the length of time serving as CFO in 2024.
Annual cash incentive awards to Ms. Clark and Mr. Lanzer were paid in cash. Messrs. Schwimmer and Frankel had elected to receive their 2024 annual cash incentive awards 0% in cash and 100% in LTIP Units in Rexford Industrial Realty, L.P., our operating partnership (“LTIP Units”). Accordingly, in early 2025, at the same time the annual cash incentive awards were paid to our NEOs, generally, Messrs. Schwimmer and Frankel were each granted 70,512 LTIP Units (the “STI LTIP Units”), with the number of STI LTIP Units granted determined by dividing the cash value of relevant portion of each of Messrs. Schwimmer and Frankel’s respective annual cash incentive awards by the closing price of our common stock on the date of grant. The STI LTIP Units were fully vested at grant. Since LTIP Unit value tracks the value of our stock price, this further aligns our Co-CEOs’ pay with our long-term performance and mitigates against excessive short-term risk-taking.

Both Co-CEOs elected to receive 100% of their respective cash bonuses in the form of LTIP Units providing additional long-term alignment with our long-term stockholders and mitigating against excessive short-term risk-taking

Long-Term Compensation
Equity incentive awards are designed to provide valuable retention incentives that are aligned with our long-term stockholders and to reward our executives to the extent that long-term operational and stock price performance achievements are met. In November 2024, our Compensation Committee granted awards to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer in the form of Service-Vesting LTIP Units and Performance-Vesting LTIP Units, which may ultimately be exchanged on a one-for-one basis into shares of our common stock (if earned).

Named Executive Officer	Approved Value of 2024 Service- Vesting LTIP Units	Approved Value of Target 2024 Performance- Vesting LTIP Units	Total Target Value of 2024 LTIP Units	Total Target Value of 2023 LTIP Units	Year-over-Year Change (%)
Howard Schwimmer	$3,780,000	$4,620,000	$8,400,000	$8,400,000	—%
Michael S. Frankel	$3,780,000	$4,620,000	$8,400,000	$8,400,000	—%
Laura Clark(1)	$1,530,000	$1,870,000	$3,400,000	$2,835,000	20%
Michael Fitzmaurice(2)	$—	$—	$—	$—	—%
David Lanzer	$690,000	$845,000	$1,535,000	$1,535,000	—%
(1)In connection with Ms. Clark’s promotion, the Compensation Committee approved Service-Vesting LTIP Units granted to Ms. Clark in the amount of $1,530,000, which ended up being granted in two installments as follows: in November 2024 an award with a grant date value of $1,275,000 and in March 2025 an award with a grant date value of $255,000.
(2)While Mr. Fitzmaurice did not receive an annual LTIP award in 2024, in connection with the commencement of his employment in November 2024, the Compensation Committee did grant him a restricted stock award with a grant date value of $550,000, subject to time-based vesting over a period of three years to incentivize his onboarding and continued employment with us.

No increases to the approved target value of our NEOs’ 2024 LTIP Unit Awards, other than for Ms. Clark in consideration of her promotion to COO.

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EXECUTIVE COMPENSATION MATTERS

How We Evaluated Year-End 2024 Long-Term Compensation
From 2020-2023, our long-term incentive program remained relatively unchanged and during that time our stockholders strongly approved of our compensation structure. For the year-end 2024 long-term incentives, the Compensation Committee (in collaboration with the independent compensation consultant) conducted a holistic review following shareholder outreach that resulted in the following key findings and responses:

SHAREHOLDER OUTREACH FINDINGS	REXFORD EVALUATION AND RESPONSE

Consistent with our Executive Compensation Peer Group and best practices, the majority of LTI value should be delivered in the form of performance-based equity.	It was determined that our target LTI mix comprised of 55% performance-vesting LTIP Units and 45% service-vesting LTIP Units continues to be appropriate.
The majority of our peers use a three-year vesting schedule, consistent with Rexford. Some investors view post-vest holding periods positively.	Beginning with awards granted in 2025, the Company adopted a one-year post-vest holding period for service-vesting LTIP Units while maintaining the three-year vesting schedule.
The majority of our peers use one or two primary performance metrics, with relative TSR and an FFO metric being the most common. Some investors prefer to also include an absolute TSR modifier that limits payouts in periods when returns are negative.

Performance-Vesting LTIP Units granted in November 2024 were redesigned to be based equally on (i) 3-year relative TSR, and (ii) 3-year Core FFO per-share growth. Further, payouts will be subject to an absolute TSR modifier that may decrease payouts if total shareholder returns are less than 10% and increase payouts if total shareholder returns are in excess of 10%. The Compensation Committee believes that these metrics are consistent with our long-term strategy to increase cash flow and shareholder value on a sustained basis.

Relative TSR goals for our Executive Compensation Peer Group are typically calibrated at 30th percentile for the threshold hurdle, 50th percentile for the target hurdle, and 75th percentile for the maximum hurdle.

Rexford’s pay-for-performance philosophy is designed to motivate and reward outperformance. Accordingly, our hurdles were established above the Executive Compensation Peer Group averages at all performance levels including the 35th percentile at threshold, the 55th percentile at target and the 90th percentile at maximum resulting in our management team needing to perform significantly higher than most companies (especially to earn the highest payout opportunity).

All peers that use an FFO metric measure performance over a one-year period. On the other hand, some investors prefer to measure all long-term performance over a three-year period.	We continue to use a three-year period to measure Core FFO per-share performance that requires significant long-term growth and is differentiated from the one-year cash incentive program goals.
Performance-based LTI leverage is typically less than the 300% that Rexford has used since 2020. Our peer group typically provides for 200-250% leverage for the achievement of the above relative TSR goals.

Maximum payout was reduced to 225% for relative TSR and Core FFO per-share performance metrics, but we continued to use outperformance hurdles (including the 90th percentile for relative TSR). To the extent absolute TSR of at least 30% is achieved, the final payout percentage may increase by up to 50 percentage points to a maximum payout of 275%.

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EXECUTIVE COMPENSATION MATTERS
2024 Service-Vesting LTIP Units
Service-Vesting LTIP Units provide important retention benefits in addition to direct alignment with our long-term stockholders, subjecting them to the same impact of stock price fluctuations over the long term. In November 2024, the Compensation Committee approved a grant of Service-Vesting LTIP Units to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer. The table below sets forth the grant date value and the total number of Service-Vesting LTIP Units awarded to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer in November 2024.

Named Executive Officer	Total Service- Vesting LTIP Units	Grant Date Value ($)(1)
Howard Schwimmer	89,978	3,515,364
Michael S. Frankel	89,978	3,515,364
Laura Clark	30,349	1,185,708
Michael Fitzmaurice	—	—
David Lanzer	16,424	641,671
(1)Represents the grant date fair value computed in accordance with FASB ASC 718.
The Service-Vesting LTIP Units vest with respect to one-third of the Service-Vesting LTIP Units underlying each award on November 16 of each year over a three-year period, beginning on November 16, 2025, subject to continued employment through the applicable vesting date. Additionally, beginning in 2025, grants of Service-Vesting LTIP Units will be subject to an additional one-year post vest holding period, further enhancing our NEOs’ alignment with our stockholders.
Distributions are paid on all Service-Vesting LTIP Units, whether vested or unvested, as and when dividends are declared on our common stock.

Strengthened alignment with our long-term stockholders with the addition of a one-year post-vesting holding period beginning with 2025 grants.

2024 Performance-Vesting LTIP Units
On November 16, 2024, the Compensation Committee approved Performance-Vesting LTIP Unit awards to Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer which vest, subject to continued employment and the achievement of the performance goals described below, in each case over a three-year performance period. The Performance-Vesting LTIP Units, exclusive of any distribution equivalent units thereon (described further below), are allocated 50% to relative TSR performance metrics (the “Relative TSR Base Units”) and 50% to Core FFO per diluted share growth performance metrics (the “Core FFO Per-Share Base Units”), both subject to adjustment based on an absolute TSR modifier.
Primary Performance Metrics: Relative TSR and Core FFO per Share Growth

		Threshold	Target	Maximum
Primary Performance Metric	Weighting	50% of Target	100% of Target	225% of Target
Relative TSR Performance vs. Dow Jones U.S. Equity REIT Index
Core FFO per Share Growth
If performance falls between the levels specified in the table above, the applicable portion of the Performance-Vesting LTIP Unit awards to be earned will be determined by straight-line interpolation between the specified levels.

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EXECUTIVE COMPENSATION MATTERS

Absolute TSR Modifier

	3-Year Absolute TSR Performance	Additive Modifier Impact
Maximum	≥ 30%	+50%
High	20%	+25%
Target	10%	0%
Threshold	≤ 0%	-25%
To further align these awards with significant value creation for our shareholders, any earned awards under the primary performance metrics are further subject to adjustment based on absolute TSR performance over the performance period. The payout percentage is reduced by up to 25 percentage points to the extent that absolute TSR is between 0% and 10% over the performance period. If absolute TSR over the performance period is between 10% to 20%, the payout percentage will be increased by up to 25 percentage points. If absolute TSR is between 20% and 30%, the payout will be increased by up to 50 percentage points. Payouts for in-between performance will be calculated by linear interpolation.

Reduced maximum payout performance under the primary performance metrics from 300% to 225%, and reduced the maximum payout from 300% to 275%.

The table below sets forth the total number of Performance-Vesting LTIP Units awarded to Messrs. Schwimmer and Frankel, Ms. Clark, and Mr. Lanzer (which equals the sum of the Relative TSR Base Units, Core FFO Per-Share Base Units, the maximum number of units that may be earned under the absolute TSR modifier and distribution equivalents on the Performance-Vesting LTIP Units that will vest, if at all, following the end of the performance period based upon achievement of the relevant performance measures).

Named Executive Officer	Relative TSR Base LTIP Units	Core FFO Per-Share Base LTIP Units	Maximum Absolute TSR Modifier LTIP Units	Distribution Equivalent LTIP Units	Total Performance- Vesting LTIP Units
Howard Schwimmer	123,719	123,720	54,987	46,884	349,310
Michael S. Frankel	123,719	123,720	54,987	46,884	349,310
Laura Clark	50,077	50,077	22,257	18,977	141,388
Michael Fitzmaurice	—	—	—	—	—
David Lanzer	22,628	22,629	10,057	8,575	63,889
Listed below are the grant date values and the number of Performance-Vesting LTIP Units each of Messrs. Schwimmer and Frankel, Ms. Clark and Mr. Lanzer will be eligible to receive under the Performance-Vesting LTIP Unit awards upon achieving threshold, target and maximum goals for the Relative TSR and Core FFO per-share performance metrics, with the maximum award reflective of the absolute TSR modifier earned at maximum (but excluding any distribution equivalent units):

Named Executive Officer	Threshold Award (# Units)	Target Award (# Units)	Maximum Award (# Units)	Grant Date Value ($)(1)
Howard Schwimmer	54,987	109,973	302,426	5,860,193
Michael S. Frankel	54,987	109,973	302,426	5,860,193
Laura Clark	22,257	44,513	122,411	2,371,986
Michael Fitzmaurice	—	—	—	—
David Lanzer	10,057	20,114	55,314	1,071,838
(1)Represents the grant date fair value based on probable outcome of the performance conditions, computed in accordance with FASB ASC 718.

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The relative TSR metric has a performance period that begins on the grant date through the 3rd anniversary of the grant date, while the Core FFO Per-Share metric has a performance period of January 1, 2025 – December 31, 2027. Any Performance-Vesting LTIP Units that are ultimately earned will vest in full at the end of the three-year performance period in December 2027, contingent upon continued employment with the Company through the end of the performance period (with certain exceptions in the event of a change in control of the Company and/or certain qualifying terminations of employment, each as discussed below under the heading “—Potential Payments Upon Termination or Change in Control”).
To the extent that common stock dividends are declared with an ex-dividend date that occurs during the applicable Performance-Vesting LTIP Unit performance period, unvested Performance-Vesting LTIP Units will entitle their holders to a cash payment equal to 10% of such dividends. In addition, a number of distribution equivalent units having a value equal to total common stock dividends with ex-dividend dates that occur during the performance period with respect to Performance-Vesting LTIP Units that are earned and become vested (less the distributions made with respect to such Performance-Vesting LTIP Units during the performance period as described in the immediately preceding sentence) will vest following the completion of the applicable performance period, up to the maximum number of distribution equivalent units that are included in the Performance-Vesting LTIP Units. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (i) (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in common stock on the applicable ex-dividend date and (ii) to reflect the value of any notional dividends on the notional shares resulting from such hypothetical reinvestment of distributions with an ex-dividend date occurring on or after the hypothetical issuance of such notional shares and on or prior to the last day of the performance period.
Performance To Date for Prior Grants
The table below summarizes the status of each of the Company’s Performance-Vesting LTIP Unit awards granted between 2021 and 2023.

Grant Year (Performance Period)	2022	2023	2024	2025	2026	Status	% Payout(1)

2021 Grant(2) (Dec 2021 - Dec 2024)	3-Year Performance Period Complete					Final Result: Awarded at Target	100% of Target
2022 Grant(3) (Nov 2022 - Dec 2025)		2 Years Complete		1 Year Remaining		Interim Result: Tracking Between Threshold and Target	74% of Target
2023 Grant(3) (Dec 2023 - Dec 2026)			1 Year Complete	2 Years Remaining		Interim Result: Tracking Below Threshold	0% of Target

(1)All of the performance awards pay out between 0% and 300% of target.
(2)The three-year performance period for the 2021 performance grant concluded on December 31, 2024. See “Final Results—2021 Performance-Vesting LTIP Unit Awards” below for additional detail on the level of achievement with respect to the performance conditions for the 2021 performance grant.
(3)For the 2022 performance grant, the interim percentage payout is measured based on the Company’s absolute TSR and relative TSR performance from November 8, 2022 through December 31, 2024, and the Company’s actual Core FFO per diluted share growth for the two-year period ended December 31, 2024. For the 2023 performance grant, the interim percentage payout is measured based on the Company’s absolute TSR and relative TSR performance from December 21, 2023 through December 31, 2024, and the Company’s actual Core FFO per diluted share growth for the one-year period ended December 31, 2024. The performance periods for both of these awards remain open, and if our actual TSR, relative TSR and/or actual Core FFO per-share growth results vary, the payout percentages could be greater or less than the interim payout percentage reported above.

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EXECUTIVE COMPENSATION MATTERS

Final Results—2021 Performance-Vesting LTIP Unit Awards
The table below sets forth the final results of the Performance-Vesting LTIP Unit awards granted in 2021.

Performance Metrics	Metric Weighting	Threshold	Target	High	Maximum	Final Payout as % of Target(1)

Absolute TSR						0%	Weighted Average of 100% of Target

Relative TSR vs. Peer Group						0%

Core FFO Per-Share growth						300%
Total	100%
(1)The 2021 performance award pays out between 0% and 300% of target.
Other Benefits
Retirement Plans
The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to a 401(k) plan. We established a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Messrs. Schwimmer, Frankel and Lanzer each received an employer matching contribution to the 401(k) plan of $2,000 related to 2024 contributions.
Employee Benefits and Perquisites
Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription and other health and related benefits. We may also implement additional benefit and other perquisite programs as our Compensation Committee determines appropriate, though we do not expect any such additional benefits and perquisites to constitute a material component of our NEOs’ compensation package.
Severance and Change in Control Benefits
The Company’s business is competitive and the Compensation Committee believes that it is extremely important for the Company to maintain employment agreements with its most senior executives that offer reasonable protections to the executives in connection with transactions and involuntary termination. The employment agreements covering our NEOs generally provide for severance payments and benefits if the executive terminates his or her employment for “good reason” or is terminated by the Company without “cause,” as those terms are defined in each agreement. In addition, our Co-CEOs are eligible to receive severance if our Company elects not to renew the term of their respective employment agreements, provided that they were willing to continue employment on similar terms. Our Compensation Committee believes that these severance arrangements promote stability and continuity of senior management. The employment agreements with Messrs. Schwimmer, Frankel, Lanzer and Ms. Clark also provide for acceleration of time-based equity awards upon a change in control (as defined in our Incentive Award Plan) in order to ensure that these NEOs realize the value of their time-based equity incentive awards if they bring us through a successful sale transaction (accelerated vesting with respect to performance unit awards is governed by the terms of those awards, as described below under the heading “Potential Payments Upon Termination or Change in Control”). By including these severance and change in control provisions in the employment agreements, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of our NEOs to their assigned duties without distraction in the face of an actual or threatened transaction and ensure that our NEOs are motivated to negotiate the best acquisition consideration for our stockholders. For a description of the material terms of these NEO employment agreements, as well as the treatment of outstanding equity awards in connection with a change in control or qualifying termination, see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2024 Table” and “—Potential Payments Upon Termination or Change in Control” below.

54	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Compensation Policies and Procedures
Compensation Risk Assessment
Consistent with SEC disclosure requirements, our Compensation Committee, with input from our management, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In considering our employee compensation policies and practices, the Compensation Committee reviews our policies related to payment of salaries and wages, benefits, bonuses, stock-based compensation and other compensation-related practices and considers the relationship between risk management policies and practices, corporate strategy and compensation. We do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.
In reaching our conclusion, we considered the following aspects of our executive compensation plans and policies among others:
•We evaluate performance based upon the achievement of a variety of business objectives and goals;
•We use a balanced equity compensation mix comprised of performance-based and time-based full value equity awards that lessens the likelihood that executives will take unreasonable risks to keep their equity awards “in-the-money,” as may be the case with equity compensation programs that rely solely on leveraged market-based equity compensation vehicles such as stock options;
•We provide a significant portion of incentive compensation in the form of long-term incentive awards. The amounts that ultimately may be earned are tied to how we perform over a multi-year period, which focuses management on sustaining our long-term performance;
•We structure payouts under our performance-based awards based on achieving a minimum level of performance, so that some compensation is awarded at levels below full target achievement rather than an “all-or-nothing” approach;
•We provide a significant portion of each executive’s annual compensation in the form of equity-based compensation, and executives are required to maintain sizable holdings of equity in the Company under the terms of our equity ownership guidelines, which aligns an appropriate portion of their personal wealth to our long-term performance; and
•We adopted a “clawback” policy described below, as required by Rule 10D-1 under the Exchange Act and the corresponding NYSE listing standards, in order to recover erroneously awarded incentive-based compensation in the event of a financial restatement.
Accordingly, although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation programs are appropriately structured and do not pose a material risk to the Company.
Minimum Ownership Guidelines
The Board expects the NEOs to own a meaningful equity interest in the Company to more closely align the interests of these executive officers with those of stockholders. Accordingly, the Board adopted the Executive Officer Stock Ownership Policy, which established equity ownership guidelines for the Co-CEOs, the COO, the CFO and the General Counsel and Secretary. The executives are required to hold common equity with a value equivalent to a multiple of their salary as listed below:

Co-CEOs	COO, CFO & General Counsel and Secretary
6x	3x
Base Salary	Base Salary

The ownership guidelines are expected to be achieved within five years of a person first becoming subject to the equity ownership guidelines. Vested and unvested restricted common stock and LTIP Units count toward the equity ownership guidelines (in addition to shares of common stock and units in our operating partnership), excluding unearned Performance-Vesting LTIP Units. As of April 14, 2025, all of our NEOs satisfied the stock ownership guidelines or were within the established period to acquire the applicable level of ownership.

2025 PROXY STATEMENT	55

EXECUTIVE COMPENSATION MATTERS

Clawback Policy
In 2021, the Board adopted a Compensation Recovery Policy (the “Prior Policy”), often referred to as a clawback policy, which provides that in the event that Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities laws as a direct result of an executive officer’s fraudulent or willful misconduct, the Board may, in its sole discretion, seek to recover from the executive officer the amount of incentive compensation received in excess of the amount that would have been paid had the financial results been properly reported, with such differential amount reduced by the amount of any taxes the executive officer actually paid with respect to such incentive compensation. Incentive compensation is generally comprised of any performance-based cash award or cash incentive payment or performance-based equity-based award granted, earned, vested and/or received by such executive officers from the Company on or after February 8, 2021, and during the 36 months immediately preceding the date on which the Company determines it is required to prepare a restatement.
In light of rules recently issued by the SEC regarding clawback policies, we reviewed our Compensation Recovery Policy in 2023 following the NYSE’s adoption of its relevant clawback listing standards, and adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation effective October 2, 2023 (the “Clawback Policy”). The Clawback Policy superseded and replaced the Prior Policy; except that any incentive compensation received prior to October 2, 2023 will continue to be subject to the Prior Policy. The Clawback Policy complies with the requirements of Rule 10D-1 under the Exchange Act and the corresponding NYSE listing standards and provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation actually received over the amount that otherwise would have been received had it been determined based on the restated financial measure. Additionally, the Clawback Policy permits discretionary recovery from current or former officers whom the Company determines engaged in fraudulent or willful misconduct related to an accounting restatement of compensation earned based on performance goals that do not relate to a financial measure and/or solely time-vesting compensation (including time-based equity) that was received during such three-year period.
Equity Award Timing Policies and Practices
The Company does not currently grant (and does not currently have any outstanding) stock options, SARs or any similar awards with “option-like” features and therefore has not adopted a policy regarding the timing of any such awards in connection with the disclosure of material non-public information of the Company. However, as a general matter, the Company does not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.
Anti-Hedging Policy
Our Insider Trading Policy, which applies to our officers, directors, other employees and their family members prohibits any director, officer or other employee of the Company and his or her family members from trading in puts, calls or other derivative securities based on the Company’s securities. In addition, certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a stockholder to lock in much of the value of his or her holdings, often in exchange for all or part of the potential upside appreciation in the share holdings. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the owner may no longer have the same objectives as the Company’s other stockholders. Therefore, directors, officers, other employees and their family members are prohibited from engaging in any such transactions with respect to the common stock owned.

56	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Anti-Pledging Policy
Our Insider Trading Policy, which applies to our officers, directors, other employees and their family members prohibits any director, officer or other employee of the Company and his or her family members from pledging or using as collateral, the Company’s securities in order to secure personal loans, lines of credit or other obligations, including holding Company securities in a margin account. Exceptions to this policy are granted where (i) the securities pledged are not needed to satisfy the minimum ownership level required by the Company’s stock ownership guidelines, (ii) such individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the Company’s securities during a time when such sale would be prohibited and (iii) the securities pledged are not utilized as part of any hedging transaction prohibited by the Company’s anti-hedging policy described above.
Tax and Accounting Considerations
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, transaction bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting under long-term incentive plans. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, our Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Note that none of our NEOs (or other executives or employees) are entitled to any tax gross-up or similar payments with respect to any excise taxes that may be imposed in accordance with the foregoing.
Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, Service-Vesting LTIP Units and Performance-Vesting LTIP Units under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Committee Interlocks and Insider Participation
Each of Mr. Antin and Mses. Kleiman and Morris served as a member of the Compensation Committee during fiscal year 2024. Since the completion of our IPO, there have been no insider participations or Compensation Committee interlocks of the Compensation Committee, and no member of our compensation committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. At all times since the completion of our IPO, the Compensation Committee has been comprised solely of independent, non-employee directors.

2025 PROXY STATEMENT	57

EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report
The Compensation Committee of the Board of Directors of Rexford Industrial Realty, Inc., a Maryland corporation, has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report of the Compensation Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Compensation Committee as of April 14, 2025.
Robert L. Antin, Compensation Committee Chairman
Angela Kleiman
Debra L. Morris

58	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Howard Schwimmer Co-Chief Executive Officer	2024	1,000,000	12,125,557	(3)(4)	—	17,548	13,143,105
	2023	1,000,000	10,905,222		1,925,000	20,323	13,850,545
	2022	825,000	10,671,567		1,134,375	19,351	12,650,293
Michael S. Frankel Co-Chief Executive Officer	2024	1,000,000	12,125,557	(3)(4)	—	17,548	13,143,105
	2023	1,000,000	10,905,222		1,925,000	20,323	13,850,545
	2022	825,000	10,671,567		1,134,375	19,351	12,650,293
Laura Clark(5) Chief Operating Officer	2024	700,000	3,557,694	(3)(6)	1,400,000	15,548	5,673,242
	2023	650,000	3,402,461		1,300,000	18,323	5,370,784
	2022	575,000	3,130,003		1,150,000	17,351	4,872,354
Michael Fitzmaurice(5) Chief Financial Officer	2024	75,000	549,976	(3)	—	36,819	661,795
David Lanzer General Counsel and Secretary	2024	565,000	1,713,509	(3)	1,130,000	17,548	3,426,057
	2023	525,000	1,842,437		1,050,000	20,323	3,437,760
	2022	475,000	1,692,412		950,000	19,351	3,136,763
(1)Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect annual cash incentive awards earned for performance in 2024, 2023 and 2022 under the applicable annual cash incentive programs in place for those years. For 2024, Messrs. Schwimmer and Frankel elected to receive 100% of their annual cash incentive award in LTIP Units.
(2)Amounts shown in the “All Other Compensation” column for 2024 reflect medical insurance premiums paid by or reimbursed to each NEO by the Company for the direct or indirect benefit of the NEO that are not generally available to all other employees of the Company and the Company’s matching contributions under its 401(k) Plan of $2,000 to Messrs. Schwimmer, Frankel and Lanzer. The amount shown for Mr. Fitzmaurice also includes the reimbursement of $35,523 of lodging and travel expenses incurred in 2024.
(3)Amounts shown in the “Stock Awards” column for 2024 include the full grant-date fair value of Service-Vesting LTIP Units, Performance-Vesting LTIP Units and restricted stock awards computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide detailed information regarding the assumptions used to calculate the value of Service-Vesting LTIP Units, Performance-Vesting LTIP Units and restricted stock awards made to executive officers in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K filed February 10, 2025. There can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual). The Performance-Vesting LTIP Units that are based on the Company’s TSR performance relative to a peer group are treated as market condition awards as defined under ASC Topic 718, and as a result, they did not have a maximum value on the grant date that differed from the grant date fair values presented in the table. Instead, the maximum value is factored into the calculation of the grant date fair value using a Monte-Carlo simulation pricing model. The Performance-Vesting LTIP Units based on the Company’s growth in Core FFO per diluted share are treated as performance condition awards as defined under ASC Topic 718, and the grant date fair value was measured based on the closing price of our common stock on the grant date ($42.01) and the achievement of FFO per-share performance at the target level (the most probable outcome as of the grant date), which was equal to $2,309,990 for Mr. Schwimmer, $2,309,990 for Mr. Frankel, $934,993 for Ms. Clark and $422,509 for Mr. Lanzer. The maximum value for the Performance-Vesting LTIP Units based on the Company’s growth in Core FFO per diluted share is equal to $5,197,477 for Mr. Schwimmer, $5,197,477 for Mr. Frankel, $2,103,735 for Ms. Clark and $950,644 for Mr. Lanzer, which is calculated by multiplying the closing price of our common stock on the grant date ($42.01) by the number of Core FFO Per-Share Base Units that would be earned upon the achievement of FFO per-share performance at the maximum level. The Performance-Vesting LTIP Units are subject to an absolute TSR modifier that may decrease the payout percentage by up to 25 percentage points or increase the payout percentage by up to 50 percentage points.
(4)Amounts shown in the “Stock Awards” column for 2024 include, for Messrs. Schwimmer and Frankel, the grant date fair value of the portion of each such NEO’s annual cash incentive award (equal to 100% of each such NEO’s annual cash incentive award) that was settled in fully-vested LTIP Units, which was $2,750,000 for each of Messrs. Schwimmer and Frankel. The grant date fair value of Messrs. Schwimmer and Frankel’s fully-vested LTIP Units was computed in accordance with ASC Topic 718. In early 2025, at the same time that annual cash incentive awards were paid to our NEOs generally, Messrs. Schwimmer and Frankel were each granted 70,512 fully-vested LTIP Units.
(5)Michael Fitzmaurice succeeded Laura Clark as Chief Financial Officer after she was promoted to the role of Chief Operating Officer, in each case effective November 18, 2024.
(6)As noted above, the Compensation Committee approved an additional award of Service-Vesting LTIP Units to Ms. Clark in March 2025 with a grant date value of $255,000. This award will be reflected in the Summary Compensation Table and Grants of Plan Based Awards Table in our proxy statement filed in 2026.

2025 PROXY STATEMENT	59

EXECUTIVE COMPENSATION MATTERS

Grants Of Plan-Based Awards For 2024
The following table sets forth information regarding grants of plan-based awards made to our NEOs during 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Units (#)		Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Howard Schwimmer	11/16/2024	—	—	—	—	—	—	89,978	(3)	3,515,364
	11/16/2024	—	—	—	54,987	109,973	302,426	—		5,860,193
	—	1,000,000	2,000,000	2,750,000	—	—	—	—		—
Michael S. Frankel	11/16/2024	—	—	—	—	—	—	89,978	(3)	3,515,364
	11/16/2024	—	—	—	54,987	109,973	302,426	—		5,860,193
	—	1,000,000	2,000,000	2,750,000	—	—	—	—		—
Laura Clark	11/16/2024	—	—	—	—	—	—	30,349	(3)	1,185,708
	11/16/2024	—	—	—	22,257	44,513	122,411	—		2,371,986
	—	700,000	1,050,000	1,400,000	—	—	—	—		—
Michael Fitzmaurice	11/18/2024	—	—	—	—	—	—	12,880	(5)	549,976
David Lanzer	11/16/2024	—	—	—	—	—	—	16,424	(3)	641,671
	11/16/2024	—	—	—	10,057	20,114	55,314	—		1,071,838
	—	565,000	706,250	1,130,000	—	—	—	—		—
(1)Represents threshold, target and maximum annual cash incentive award opportunities for performance in 2024. Messrs. Schwimmer and Frankel’s 2024 annual cash incentive awards were delivered in LTIP Units. For more information on the annual cash incentive award paid see “Compensation Discussion and Analysis—Elements of Our Compensation—Annual Incentive Compensation”.
(2)Represents awards of Performance-Vesting LTIP Units in our operating partnership. The amounts in the threshold, target and maximum columns correspond to the number of base Performance-Vesting LTIP Units that would be earned in the event that the specified threshold, target and maximum goals for the Relative TSR and Core FFO per share performance metrics with the maximum award reflective of the absolute TSR modifier earned at maximum. These amounts exclude distribution equivalent units which are eligible to vest upon the conclusion of the applicable performance period based on the number of Performance-Vesting LTIP Units actually earned. For more information on these performance unit awards, see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.
(3)Represents awards of Service-Vesting LTIP Units in our operating partnership. For more information on these Service-Vesting LTIP Unit awards, see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.
(4)Amounts for 2024 reflect the full grant-date fair value of Service-Vesting LTIP Units and Performance-Vesting LTIP Units granted in 2024, in each case, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide detailed information regarding the assumptions used to calculate the value of Service-Vesting LTIP Units and Performance-Vesting LTIP Units granted to executive officers in Note 14 to our consolidated financial statements contained in our Annual Report on Form 10-K filed February 10, 2025. With respect to any such awards that are subject to vesting, there can be no assurance that awards will vest (and if awards do not vest, no value will be realized by the individual).
(5)Represents a time-based award of restricted common stock in the Company.

60	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Compensation Arrangements
We have entered into employment agreements with Messrs. Schwimmer, Frankel and Lanzer and Ms. Clark which provide for base salaries and annual cash incentive award targets, as reflected above, and with respect to Messrs. Schwimmer and Frankel, annual equity awards determined by our Compensation Committee in its sole discretion. In connection with Mr. Fitzmaurice’s appointment as Chief Financial Officer, on October 21, 2024, we entered into an employment agreement with Mr. Fitzmaurice pursuant to which he will receive an annual base salary of $600,000, which is subject to review and increase at the discretion of the Compensation Committee. Beginning with fiscal year 2025, Mr. Fitzmaurice is eligible to receive annual cash performance bonuses targeted at 150% of base salary, with a maximum of 200% base salary, in any case, based on attainment of applicable performance objectives. Additionally, the employment agreement provided for an initial restricted stock award with a grant date value of approximately $550,000, subject to a three-year, annual incremental vesting period, which was granted on November 18, 2024, and the reimbursement of up to $225,000 of relocation expenses.
The employment agreements for our NEOs also provide for certain severance and change-in-control payments and benefits, as described below under “Potential Payments upon Termination or Change in Control.” The employment agreements with Messrs. Schwimmer and Frankel automatically renew annually, unless earlier terminated, and provide that the Company will nominate them for election as a director each year of the employment term. The terms of the employment agreements with Ms. Clark and Mr. Lanzer expire on November 8, 2025, the term of the employment agreement with Mr. Fitzmaurice expires on November 18, 2027, and each will renew automatically for successive one-year periods unless notice of nonrenewal is provided at least 120 days prior to expiration.

2025 PROXY STATEMENT	61

EXECUTIVE COMPENSATION MATTERS

Outstanding Equity Awards At December 31, 2024
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

Name	Grant Date(1)	Number of Shares or Stock Units that Have Not Vested (#)		Market Value of Shares of Stock or Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Units That Have Not Vested ($)(3)
Howard Schwimmer	11/8/2022	22,246	(4)	860,030	—		—
	11/8/2022	—		—	108,762	(5)	4,204,739
	12/21/2023	45,331	(6)	1,752,496	—		—
	12/21/2023	—		—	110,810	(7)	4,283,915
	11/16/2024	89,978	(8)	3,478,549	—		—
	11/16/2024	—		—	123,720	(9)	4,783,015
Michael S. Frankel	11/8/2022	22,246	(4)	860,030	—		—
	11/8/2022	—		—	108,762	(5)	4,204,739
	12/21/2023	45,331	(6)	1,752,496	—		—
	12/21/2023	—		—	110,810	(7)	4,283,915
	11/16/2024	89,978	(8)	3,478,549	—		—
	11/16/2024	—		—	123,720	(9)	4,783,015
Laura Clark	11/8/2022	7,292	(4)	281,909	—		—
	11/8/2022	—		—	35,719	(5)	1,380,897
	12/21/2023	15,290	(6)	591,111	—		—
	12/21/2023	—		—	37,417	(7)	1,446,541
	11/16/2024	30,349	(8)	1,173,292	—		—
	11/16/2024	—		—	50,078	(9)	1,936,015
Michael Fitzmaurice	11/18/2024	12,880	(10)	497,941	—		—
David Lanzer	11/8/2022	3,955	(4)	152,900	—		—
	11/8/2022	—		—	19,281	(5)	745,403
	12/21/2023	8,274	(6)	319,873	—		—
	12/21/2023	—		—	20,269	(7)	783,600
	11/16/2024	16,424	(8)	634,952	—		—
	11/16/2024	—		—	22,629	(9)	874,837
(1)In addition to the vesting schedules described below, each equity award may be subject to accelerated vesting in certain circumstances, as described in “Potential Payments upon Termination or Change in Control” below.
(2)The market value of Service-Vesting LTIP Units that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2024 ($38.66) by the number of unvested shares of restricted stock or unvested Service-Vesting LTIP Units outstanding under the applicable award.
(3)The market value of unearned Performance-Vesting LTIP Units is calculated by multiplying the fair market value of a share of our common stock on December 31, 2024 ($38.66) by the number of unearned units disclosed in accordance with SEC rules in footnotes 5, 7 and 9.
(4)One-third of each Service-Vesting LTIP Unit award vests on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued employment with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in one remaining installment on November 8, 2025.
(5)Represents the number of Performance-Vesting LTIP Units, excluding distribution equivalent units, that would become earned and vested at the end of the performance period, assuming that the Company’s absolute and relative TSR performance is achieved at the threshold level for the three-year performance period from November 8, 2022 through November 7, 2025, and Core FFO Per-Share is achieved at the maximum level for the three-year performance period from January 1, 2023 through December 31, 2025.
(6)One-third of each Service-Vesting LTIP Unit award vests on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued employment with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in two remaining installments on December 21, 2025 and December 21, 2026.

62	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
(7)Represents the number of Performance-Vesting LTIP Units, excluding distribution equivalent units, that would become earned and vested at the end of the performance period, assuming that the Company’s absolute and relative TSR performance is achieved at the threshold level for the three-year performance period from December 21, 2023 through December 20, 2026, and Core FFO Per-Share is achieved at the maximum level for the three-year performance period from January 1, 2024 through December 31, 2026.
(8)One-third of each Service-Vesting LTIP Unit award vests on each of the first, second and third anniversaries of the date of grant, subject to the executive’s continued employment with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in three remaining installments on November 16, 2025, November 16, 2026 and November 16, 2027.
(9)Represents the number of Performance-Vesting LTIP Units, excluding distribution equivalent units, that would become earned and vested at the end of the performance period, assuming that the Company’s absolute and relative TSR performance is achieved at the threshold level for the three-year performance period from November 16, 2024 through November 15, 2027, and Core FFO Per-Share is achieved at the maximum level for the three-year performance period from January 1, 2025 through December 31, 2027.
(10)This restricted stock award vests as to one-third of the number of shares subject to the award on each of the first, second and third anniversaries on the date of grant, subject to Mr. Fitzmaurice’s continued service with us through the applicable vesting date. The unvested portions of these awards are scheduled to vest in three remaining installments on November 18, 2025, November 18, 2026, and November 18, 2027.
Option Exercises And Stock Vested During 2024
The following table summarizes vesting of LTIP Units applicable to our NEOs during the year ended December 31, 2024. None of our NEOs held any options during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Howard Schwimmer	121,902	5,025,643
Michael S. Frankel	121,902	5,025,643
Laura Clark	32,417	1,279,804
Michael Fitzmaurice	—	—
David Lanzer	19,453	766,360
(1)Amounts represent the market value as of the vesting date of the awards, based on the closing price for our common stock on the date of vesting of Service-Vesting LTIP Units or Performance-Vesting LTIP Units.

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Potential Payments Upon Termination Or Change In Control
Employment Agreements
Pursuant to the terms of the amended employment agreements for Messrs. Schwimmer and Frankel, if Mr. Schwimmer’s or Mr. Frankel’s employment is terminated by our Company without “cause,” by the executive for “good reason” (each, as defined in the applicable employment agreement) or because our Company elects not to renew the term of the employment agreement then, in addition to any accrued amounts, the executive will be entitled to receive the following, subject to the execution and non-revocation of an effective general release of claims in favor of the Company:
•a lump-sum payment in an amount equal to three times the sum of (i) the executive’s annual base salary then in effect, (ii) the average annual cash incentive award earned by the executive for the three prior fiscal years and (iii) the average value of any annual equity awards(s) made to the executive during the prior three fiscal years (excluding the initial grant of restricted stock granted pursuant to the employment agreements, any award(s) granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards);
•a lump-sum payment in an amount equal to (i) any annual cash incentive award relating to the year immediately preceding the year in which the termination date occurs that remains unpaid on the termination date (if any), and (ii) a pro rata portion of the executive’s target annual cash incentive award for the partial fiscal year in which the termination date occurs, payable in a lump sum on the date on which annual cash incentive award are paid to our Company’s senior executives generally for such year;
•accelerated vesting of all outstanding equity awards that vest solely on the passage of time held by the executive as of the termination date (excluding, for clarity, Performance-Vesting LTIP Units); and
•company-paid continuation healthcare coverage for 18 months after the termination date.
Upon a termination of employment by reason of death or disability, Messrs. Schwimmer and Frankel or their respective estates will be entitled to accelerated vesting of all outstanding equity awards held by the executive as of the termination date other than the Performance-Vesting LTIP Units (discussed below) and a pro rata portion of the executive’s annual cash incentive award for the partial fiscal year in which the termination date occurs, determined based on actual performance, payable in a lump sum on the date on which annual cash incentive awards are paid to our Company’s senior executives generally for such year, in addition to any accrued amounts. In addition, upon a change in control of our Company (as defined in the Incentive Award Plan), Messrs. Schwimmer and Frankel will be entitled to accelerated vesting of all outstanding equity awards held by such executive, other than the Performance-Vesting LTIP Units (discussed below), as of the date of the change in control.
Pursuant to the terms of the employment agreements for Messrs. Lanzer and Fitzmaurice and Ms. Clark, if the executive’s employment is terminated by our Company without “cause” or by the executive for “good reason” (each, as defined in the applicable employment agreement) then, in addition to any accrued amounts, each of Messrs. Lanzer and Fitzmaurice and Ms. Clark, as applicable, will be entitled to receive the following, subject to the execution and non-revocation of an effective general release of claims in favor of the Company:
•a lump-sum payment in an amount equal to one times the sum of (i) the executive’s annual base salary then in effect, and (ii) the average annual cash incentive award earned by the executive for the three prior fiscal, provided that upon a termination by the Company without “cause” or by the executive for “good reason” that occurs within eighteen months following the consummation of a change of control of our Company (as defined in the Incentive Award Plan), this component of severance will be determined using a multiple of one and one-half (rather than one);
•a pro rata portion of the executive’s annual cash incentive award for the partial fiscal year in which the termination date occurs, determined based on actual performance, payable in a lump sum on the date on which annual cash incentive awards are paid to our Company’s senior executives generally for such year;
•accelerated vesting of all outstanding equity awards that vest based solely on the passage of time held by the executive as of the termination date; and
•company-paid continuation healthcare coverage for up to 18 months after the termination date.

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Upon a termination of employment by reason of death or disability, each of Messrs. Lanzer and Fitzmaurice and Ms. Clark or their respective estates, as applicable, will be entitled to accelerated vesting of all outstanding equity awards that vest based solely on the passage of time held by such executive as of the termination date and a pro rata portion of the executive’s annual cash incentive award for the partial fiscal year in which the termination date occurs, determined based on actual performance, payable in a lump sum on the date on which annual cash incentive awards are paid to the Company’s senior executives generally for such year, and company-paid continuation healthcare coverage for up to 18 months after the termination date, in addition to any accrued amounts. In addition, upon a “change in control” of our Company (as defined in the Incentive Award Plan), Mr. Lanzer and Ms. Clark will be entitled upon the change in control to accelerated vesting of all outstanding equity awards that vest based solely on the passage of time. Consistent with the “double trigger” accelerated vesting policy adopted by the Company in 2021, the vesting of outstanding equity awards that vest based solely on the passage of time held by Mr. Fitzmaurice will not accelerate upon a change in control unless his employment is terminated by our Company without “cause” or by him for “good reason” (each, as defined in his employment agreement) following the change in control, in which case, vesting of Mr. Fitzmaurice’s time-vesting awards will accelerate upon such termination. In addition, attainment of performance goals applicable to outstanding performance-vesting equity awards held by Mr. Fitzmaurice will be measured, and such awards earned, based on actual attainment of applicable performance goals as of the date of a change in control in accordance with the terms of the applicable award agreement, and these awards remain outstanding and eligible to vest at the end of the applicable performance period, subject to his continued employment with the Company. However, if Mr. Fitzmaurice's employment is terminated by our Company without “cause” or by him for “good reason” within eighteen (18) months following the consummation of a change in control and prior to the end of the applicable performance period, the performance-vested portion of such award (measured as of the date of the change in control in accordance with the preceding sentence) shall become fully vested upon such termination, subject to his timely execution of an effective general release.
The employment agreements with the named executive officers contain customary confidentiality provisions. In addition, the employment agreements with Messrs. Schwimmer and Frankel contain a non-solicitation provision that prohibits them from soliciting, directly or indirectly, any employee, consultant, or any member of the Company and its subsidiaries and affiliates while employed with the Company and for a period of 12 months following their termination. The employment agreements with Messrs. Lanzer and Fitzmaurice and Ms. Clark contain substantially the same non-solicitation provision but cover their employment with the Company and the 18 months following their termination.
In addition, each of the employment agreements with our named executive officers provide that, to the extent that any change in control payment or benefit to the applicable executive would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction. No NEO (or other employee) is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).
Service-Vesting LTIP Units and Performance-Vesting LTIP Units
Termination of Employment. If a named executive officer’s employment is terminated by the Company other than for “cause,” by the executive for “good reason,” or due to the executive’s death or “disability” (each as defined in the applicable award agreement) or, in the case of Messrs. Schwimmer or Frankel, upon the Company’s non-renewal of the executive’s employment agreement, in any case, then:
•his or her Service-Vesting LTIP Units will vest in full; and
•his or her Performance-Vesting LTIP Units will remain outstanding and eligible to vest based on the achievement of the performance goals during the performance period.
Change in Control. In the event of a change in control, all Service-Vesting LTIP Units held by Messrs. Schwimmer, Frankel, Lanzer and Ms. Clark will vest in full.
With respect to the Performance-Vesting LTIP Units granted in 2022 and 2023, if a change in control occurs before the end of a performance period, then:
•If the change in control occurs on or prior to the first anniversary of the grant date of the Performance-Vesting LTIP Units, the number of Performance-Vesting LTIP Units that vest will depend on whether the Company’s absolute TSR is attained at or above the threshold level as of the change in control. If it is not attained at or above the threshold level, then the number of Performance-Vesting LTIP Units that vest will equal the sum of (i) (x) the number of Absolute TSR Base Units which vest based on the achievement of pro-rated absolute TSR performance goals (determined by reference to the shortened performance period through the date of the change in control), plus (y) the number of Relative TSR Base Units which vest

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based on achievement of the relative TSR performance goals, with such sum pro-rated to reflect the shortened performance period through the change in control date (such number, the “Year 1 CIC base units”), (ii) the target number of Core FFO Per-Share Based Units, plus (iii) the distribution equivalent units (calculated with respect to the Year 1 CIC base units). If the Company’s absolute TSR is attained at or above the threshold level as of the change in control, then the same calculation will apply, except that the number of Absolute TSR Base Units comprising the total vested amount will equal the greater of the number of Absolute TSR Base Units that vest based on the achievement of pro-rated absolute TSR performance goals (determined by reference to the shortened performance period through the date of the change in control) and the number of Absolute TSR Base Units that vest based on the achievement of Company’s absolute TSR (determined by reference to the shortened performance period through the date of the change in control, without pro-ration). Any Performance-Vesting LTIP Units that vest as described in this paragraph will vest immediately prior to the change in control, subject to the NEO’s continued employment until immediately prior to the change in control (except in the case of an earlier qualifying termination, as discussed above).
•If the change in control occurs following the first anniversary of the grant date of the Performance-Vesting LTIP Units, a number of Performance-Vesting LTIP Units equal to the sum of (i) (x) the number of Absolute TSR Base Units that vest based on the achievement of pro-rated absolute TSR performance goals (determined by reference to the shortened performance period as of the date of the change in control) plus (y) the number of Relative TSR Base Units that vest based on achievement of the relative TSR performance goals (determined by reference to the shortened performance period through the date of the change in control, without pro-ration) (such number of base units, the “Year 2/3 CIC base units”), (ii) the target number of Core FFO Per-Share Base Units, plus (iii) the distribution equivalent units (calculated with respect to the Year 2/3 CIC base units), will vest immediately prior to the change in control, subject to the NEO’s continued employment until immediately prior to the change in control (or an earlier qualifying termination as discussed above).
With respect to the Performance-Vesting LTIP Units granted in 2024, if a change in control occurs before the end of a performance period, then:
•If the change in control occurs on or prior to the first anniversary of the grant date of the Performance-Vesting LTIP Units, the absolute TSR modifier will be determined based on pro-rated absolute TSR performance goals (determined by reference to the shortened performance period through the date of the change in control), and the number of Performance-Vesting LTIP Units that vest will equal the sum of (i) the number of Relative TSR Base Units which vest based on achievement of the relative TSR performance goals (subject to the absolute TSR modifier), with such sum pro-rated to reflect the shortened performance period through the change in control date, plus (ii) the target number of Core FFO Per-Share Based Units (subject to the absolute TSR modifier) (such sum of (i) and (ii), the “Year 1 CIC base units”), plus (iii) the distribution equivalent units (calculated with respect to the Year 1 CIC base units). Any Performance-Vesting LTIP Units that vest as described in this paragraph will vest immediately prior to the change in control, subject to the NEO’s continued employment until immediately prior to the change in control (except in the case of an earlier qualifying termination, as discussed above).
•If the change in control occurs following the first anniversary of the grant date of the Performance-Vesting LTIP Units, a number of Performance-Vesting LTIP Units equal to the sum of (i) the number of Relative TSR Base Units that vest based on achievement of the relative TSR performance goals (subject to the absolute TSR modifier), (determined by reference to the shortened performance period through the date of the change in control, without pro-ration), plus (ii) the target number of Core FFO Per-Share Base Units (subject to the absolute TSR modifier) (such sum of (i) and (ii), the “Year 2/3 CIC base units”), plus (iii) the distribution equivalent units (calculated with respect to the Year 2/3 CIC base units), will vest immediately prior to the change in control, subject to the NEO’s continued employment until immediately prior to the change in control (or an earlier qualifying termination as discussed above).
Elimination of Single-Trigger Accelerated Vesting for Future Executives
In 2021, the Company adopted a “double trigger” accelerated vesting policy providing that no incentive equity awards issued to future Company officers, executives or other employees will be eligible to receive automatic “single trigger” accelerated vesting upon the occurrence of a change in control of the Company (absent buyer refusal to assume any such incentive equity awards). Instead, all incentive equity awards granted to future-hired officers, executives or other employees will only be eligible to vest on an accelerated basis in connection with a qualifying termination of employment (whether or not in connection with a change in control) and solely to the extent determined by the Compensation Committee. This “double trigger” policy will not modify the terms and conditions applicable to any existing equity awards (including with the then current NEOs) and will not apply to any future incentive equity awards issued to officers, executives or other employees who were employed by us prior to adoption of the “double trigger” policy (including Messrs. Schwimmer, Frankel, Lanzer and Ms. Clark).

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Summary of Potential Payments Upon Termination or Change in Control
The following table summarizes the payments that would be made to Messrs. Schwimmer and Frankel, Ms. Clark, Mr. Fitzmaurice and Mr. Lanzer upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees. For purposes of the table, a “qualifying termination” refers to a termination by the executive for “good reason” or by the Company without “cause” or, with respect to Messrs. Schwimmer and Frankel, a termination due to Company non-renewal of the executive’s employment agreement.

Name	Benefit	Death/ Disability ($)		Qualifying Termination (no Change in Control) ($)		Change in Control (no Termination) ($)(1)		Qualifying Termination in Connection with a Change in Control ($)(1)
Howard Schwimmer	Cash Severance	2,750,000		22,198,750		—		22,198,750
	Continued Health Benefits	—		45,828		—		45,828
	Equity Acceleration	21,010,512	(2)	21,010,512	(2)	9,811,386	(3)	9,811,386	(4)
	Total	23,760,512		43,255,090		9,811,386		32,055,964
Michael S. Frankel	Cash Severance	2,750,000		22,198,750		—		22,198,750
	Continued Health Benefits	—		45,828		—		45,828
	Equity Acceleration	21,010,512	(2)	21,010,512	(2)	9,811,386	(3)	9,811,386	(4)
	Total	23,760,512		43,255,090		9,811,386		32,055,964
Laura Clark	Cash Severance	1,400,000		3,208,333		—		4,112,500
	Continued Health Benefits	45,828		45,828		—		45,828
	Equity Acceleration	7,412,127	(2)	7,412,127	(2)	3,399,992	(3)	3,399,992	(4)
	Total	8,857,955		10,666,288		3,399,992		7,558,320
Michael Fitzmaurice	Cash Severance	—		600,000		—		900,000
	Continued Health Benefits	45,828		45,828		—		45,828
	Equity Acceleration	497,941	(2)	497,941	(2)	—		497,941	(4)
	Total	543,769		1,143,769		—		1,443,769
David Lanzer	Cash Severance	1,130,000		2,609,583		—		3,349,375
	Continued Health Benefits	45,828		45,828		—		45,828
	Equity Acceleration	3,810,639	(2)	3,810,639	(2)	1,782,207	(3)	1,782,207	(4)
	Total	4,986,467		6,466,050		1,782,207		5,177,410
(1)In accordance with the employment agreement terms, if any payments made in connection with a change in control would otherwise be subject to an excise tax under Section 4999 of the Code by reason of the “golden parachute” rules contained in Section 280G of the Code, such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for the NEO that are more favorable than the net after-tax payments and benefits payable to the NEO in the absence of such a reduction after the imposition of the excise tax. The figures reported in this column do not reflect any such reductions as a result of Code Section 280G limits. No NEO (or other employee) is entitled to any tax gross-up payment in connection with change in control payments (or otherwise).
(2)Represents, for each NEO, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and all outstanding Service-Vesting LTIP Units held by the NEO as of December 31, 2024 and (ii) the number of Performance-Vesting LTIP Units that would become earned and vested at the end of the performance period, assuming absolute and relative TSR performance continue at the same rate as we experienced from the first day of the applicable performance period through December 31, 2024, Core FFO per diluted share growth continues at the same rate as we experienced for the year ended December 31, 2024, and including the assumed number of distribution equivalent units that will be allocated in connection with those units.
(3)Represents, for each NEO, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding Service-Vesting LTIP Units held by the NEO as of December 31, 2024 and (ii) the accelerated vesting of the NEO’s Performance-Vesting LTIP Unit awards as described in the narrative above. The Performance-Vesting LTIP Unit awards were valued for each NEO by multiplying (i) the number of Performance-Vesting LTIP Units that would have been earned as if the date of the change in control occurred on December 31, 2024, by (ii) the fair market value of a share of our common stock on December 31, 2024 ($38.66). The number of Performance-Vesting LTIP Units that would have been earned as of December 31, 2024 is based on the Company’s actual TSR performance from the first day of the applicable performance period through December 31, 2024 and the target number of Core FFO Per-Share Base Units.

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(4)Represents, for each NEO, the sum of the values attributable to (i) the accelerated vesting of the unvested portion of all outstanding shares of restricted stock and all outstanding Service-Vesting LTIP Units held by the NEO as of December 31, 2024 and (ii) the accelerated vesting of the NEO’s Performance-Vesting LTIP Unit awards as described in the narrative above with respect to a change in control. The Performance-Vesting LTIP Unit awards were valued for each NEO by multiplying (i) the number of Performance-Vesting LTIP Units that would have been earned as if the date of the change in control occurred on December 31, 2024, by (ii) the fair market value of a share of our common stock on December 31, 2024 ($38.66). The number of Performance-Vesting LTIP Units that would have been earned as of December 31, 2024 is based on the Company’s actual TSR performance from the first day of the applicable performance period through December 31, 2024 and the target number of Core FFO Per-Share Base Units.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation for Howard Schwimmer and Michael Frankel (our Co-CEOs) to the median of the annual total compensation of all of our employees, excluding Mr. Schwimmer and Mr. Frankel (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For 2024, our last completed fiscal year:
•the annual total compensation of our Co-CEOs, Mr. Schwimmer and Mr. Frankel, as reported in the Summary Compensation Table above, was $13,143,105 for each Co-CEO.
•the annual total compensation of the employee who represents our median compensated employee (other than Mr. Schwimmer and Mr. Frankel) was $153,113.
Based on this information, for 2024, the annual total compensation of each of our Co-CEOs was approximately 86 times the median of the annual total compensation of all of our employees (other than our Co-CEOs).
Determining the Median Employee
Employee Population
We used December 31, 2024 as the reference date for identifying our median employee, which aligns the calculation date with other Company reporting and disclosures. As of such date, our employee population consisted of 269 total employees (excluding our Co-CEOs), all of whom were located in the United States. For purposes of the pay ratio calculation, our employee population consists of all full- and part-time employees at all locations, including all temporary employees employed as of the measurement date.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we used total annual compensation (including base salary and annual cash incentive/bonus and equity payments, as applicable), calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. In identifying the median employee, we annualized the compensation of all full-time employees, including the use of an employee’s target bonus and equity payments if an employee commenced employment with the Company after the applicable bonus and equity payment dates for 2024, as we have done in the prior pay ratio calculations. We did not make any cost-of-living adjustments.
Compensation Measure and Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the same method used to determine each of our Co-CEO’s compensation shown in the Summary Compensation Table above. However, as described above, we annualized the compensation of all full-time employees not employed for the full year or whose employment with the Company began after the applicable annual cash incentive award/bonus and equity payment dates for 2024, as we have done in the prior pay ratio calculations.

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Pay Versus Performance
Pay Versus Performance Table
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act, and does not necessarily reflect the value of compensation actually realized by our NEOs or how the Compensation Committee evaluates compensation decisions. Amounts included as “Compensation Actually Paid” or “CAP” do not represent the value of cash compensation and equity awards actually received by our NEOs, but rather is an amount calculated under SEC rules that includes, among other things, the year-over-year changes in the “fair value” of outstanding equity-based awards and the change from prior year-end fair value to vesting date fair value for award that vest in the applicable year. The following table sets forth information comparing Compensation Actually Paid to our NEOs for each of the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020 and our financial performance for each such fiscal year.

					Average SCT Total for Non- PEO NEOs ($)(3)	Average CAP to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:			Core FFO Per Diluted Share ($)(7)
Year	SCT Total for first PEO ($)(1)	CAP to first PEO ($)(2)	SCT Total for second PEO ($)(1)	CAP to second PEO ($)(2)			TSR ($)(4)	Peer Group TSR ($)(5)	Net Income ($ in 000’s)(6)
2024	13,143,105	(453,702)	13,143,105	(453,702)	3,253,698	917,041	95.73	117.66	285,926	2.34
2023	13,850,545	12,928,929	13,850,545	12,928,929	4,404,272	4,276,642	133.85	112.21	249,591	2.19
2022	12,650,293	1,247,522	12,650,293	1,247,522	4,004,559	2,060,645	126.70	100.82	177,157	1.96
2021	10,160,902	31,041,449	10,160,902	31,041,449	3,045,415	6,189,187	184.09	134.44	136,246	1.64
2020	8,349,051	10,827,663	8,349,051	10,827,663	1,618,023	2,290,487	109.69	95.21	80,895	1.32
(1)Amounts reflect the annual total compensation paid to each Principal Executive Officer (“PEO”), which include our Co-CEOs, Mr. Schwimmer (“first PEO”) and Mr. Frankel (“second PEO”), as reported in the Summary Compensation Table (the “SCT”) on page 59.
(2)The table below details the additions to and deductions from the Summary Compensation Table totals and Average Summary Compensation Table totals to calculate Compensation Actually Paid amounts and Average Compensation Actually Paid amounts for our PEOs and Non-PEO NEOs, respectively.
(3)Reflects the average annual total compensation of our COO, Laura Clark, our CFO, Michael Fitzmaurice, and our General Counsel, David Lanzer for 2024 and the average annual total compensation of Laura Clark and David Lanzer for 2023 and 2022, as reported in the Summary Compensation Table on page 59. Reflects the average annual total compensation of Laura Clark and David Lanzer for 2021, and the average annual total compensation of Laura Clark, Adeel Khan (our former CFO) and David Lanzer for 2020. The average annual total compensation for 2024 reflects partial-year compensation for Mr. Fitzmaurice, which brings the average annual total compensation down relative to other years.
(4)Total Shareholder Return for each reported year reflects the cumulative return on our common stock assuming the investment of $100 in our common stock on December 31, 2019, and that all dividends were reinvested into additional shares of common stock at the frequency with which dividends are paid on the common stock during the applicable period.
(5)Reflects the Total Shareholder Return of the Dow Jones Equity All REIT Index (the “Peer Group”). Peer Group Total Shareholder Return for each reported year reflects the cumulative return on common stock assuming the investment of $100 in common stock weighted according to the market capitalization of the Peer Group companies on December 31, 2019, and that all dividends were reinvested into additional shares of common stock at the frequency with which dividends are paid on the common stock during the applicable period.
(6)Reflects net income as defined under GAAP and as reported in our audited consolidated statements of operations during the applicable year.
(7)Reflects our most important financial performance measure used to link compensation paid to our NEOs for the most recently completed fiscal year. See Appendix A for the definition of “Core FFO per diluted share,” which is a non-GAAP financial measure, and reconciliations of net income to Core FFO for each applicable period.

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The following table reconciles the PEO Summary Compensation Table total to Compensation Actually Paid and the Non-PEO NEOs Average Summary Compensation Table total to Average Compensation Actually Paid for the period ended December 31, 2024. Because our Co-CEOs receive identical compensation as shown in the table above, for readability, we have only included one column to describe the adjustments for each of them.

	2024
	Each PEO	Non-PEO NEOs Average
Summary Compensation Table — Total Compensation(1)	$13,143,105	$3,253,698
DEDUCT: Amounts reported under the “Stock Awards” column in the SCT(2)	(12,125,557)	(1,940,393)
ADD: Fair value of awards granted during year that remain unvested as of year-end(3)(4)(5)	8,345,228	1,727,558
ADD: Fair value of awards granted during year that vested during year(6)	2,750,000	—
ADD/DEDUCT: Change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end(3)(4)(5)	(10,474,509)	(1,790,850)
ADD/DEDUCT: Change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year(3)	(2,411,952)	(386,997)
ADD: Dividends or other earnings paid during year prior to vesting date of award(7)	319,983	54,025
Compensation Actual Paid (as defined by SEC rule)	$(453,702)	$917,041
(1)Represents Total Compensation as reported in the SCT for the year ended December 31, 2024. With respect to the non-PEO NEOs, amounts shown represent averages.
(2)Represents the aggregate grant date fair value of the outstanding and unvested Service-Vesting LTIP Units, unvested Performance-Vesting LTIP Units, and unvested restricted stock awards granted during the indicated fiscal year, computed in accordance with ASC Topic 718.
(3)Fair value or change in fair value, as applicable, of equity awards was computed in accordance with ASC Topic 718, and determined by reference to (i) for Service-Vesting LTIP Units, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s), multiplied by a discount for book-up risk, where applicable; (ii) for Performance-Vesting LTIP Units that are based on the Company’s growth in Core FFO, the closing price per share on the applicable year-end date(s), multiplied by the number of units corresponding to the probability of achievement of the applicable performance objective as of the applicable date or, in the case of vesting dates, the closing price per share on the applicable vesting date(s), multiplied by the actual number of units that vested; and (iii) for Performance-Vesting LTIP Units that are based on the Company’s absolute TSR and the Company’s TSR performance relative to a peer group, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s), or, in the case of vesting dates, the closing price per share on the applicable vesting date(s), multiplied by the actual number of units that vested.
(4)The material differences in assumptions from the grant date values are as follows: (i) For Service-Vesting LTIP Units, changes in the closing price per share as of each applicable year-end date (see note (5) below). (ii) For Performance-Vesting LTIP Units that are based on the Company’s growth in Core FFO, changes in the probability assumptions and changes in the closing price per share as of each applicable year-end date. The probability assumptions for such Performance-Vesting LTIP Units granted in 2022 changed from the high level at December 31, 2023 to above high but below maximum level at December 31, 2024. (iii) For Performance-Vesting LTIP Units that are based on the Company’s absolute TSR and the Company’s TSR performance relative to a peer group, changes in Monte Carlo simulation inputs, including changes in the selected Company volatility input, the risk-free interest rate input and the range of share price volatilities for the peer group companies at each applicable year-end date. For Monte Carlo simulations performed for awards with open performance periods as of the end of each fiscal year, (a) the selected Company volatility input ranged from 26.0% to 29.0%, (b) the average of the risk-free interest rate input used was 4.2%, (c) the median expected share price volatility for the peer group companies ranged from 24.0% to 29.0%, and (d) the average expected share price volatility for the peer group companies ranged from 30.1% to 34.5%.
(5)The closing price per share of our common stock as of December 31, 2024 and 2023 was $38.66 and $56.10, respectively.
(6)Represents the fair value of the portion of Messrs. Schwimmer and Frankel’s annual cash incentive award (equal to 100% of each such NEO’s annual cash incentive award) that was settled in fully-vested LTIP Units shortly after the end of 2024.
(7)Represents cash distributions paid during 2024 on (i) unvested Service-Vesting LTIP Units (equal to dividends paid on our common stock) and (ii) unvested Performance-Vesting LTIP Units (equal to 10% of dividends paid on our common stock) that are not otherwise reflected as compensation for 2024.

70	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Tabular List of Financial Performance Measures
The following unranked tabular list presents the most important financial performance measures that we used to link executive compensation actually paid to company performance for 2024.
•Consolidated Portfolio NOI Growth
•Core FFO per Diluted Share
•Core FFO Growth (3-year period)
•Absolute Total Shareholder Return (3-year period)
•Relative Total Shareholder Return (3-year period)
For additional details regarding our most important financial performance measures, please see the sections titled “Actual 2024 Annual Cash Incentive Awards” and “2024 Performance-Vesting LTIP Units” in the Compensation Discussion and Analysis elsewhere in this Proxy Statement.
Relationship Between Financial Performance Measures
The graphs below compare the Compensation Actually Paid to each of our Co-CEOs and the average of the Compensation Actually Paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Core FFO per Diluted Share, in each case, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100 invested on December 31, 2019, and that all dividends were reinvested into additional shares of common stock at the frequency with which dividends are paid on the common stock during the applicable period.
COMPENSATION ACTUALLY PAID VERSUS TOTAL SHAREHOLDER RETURN

2025 PROXY STATEMENT	71

EXECUTIVE COMPENSATION MATTERS

COMPENSATION ACTUALLY PAID VERSUS NET INCOME
COMPENSATION ACTUALLY PAID VERSUS CORE FFO PER DILUTED SHARE

72	REXFORD INDUSTRIAL

EXECUTIVE COMPENSATION MATTERS
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 regarding compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	2,729,769	(2)	—	2,413,431
Equity compensation plans not approved by security holders	—		—	—
Total	2,729,769		—	2,413,431
(1)Consists of the Incentive Award Plan, which was initially adopted by our Board in connection with the closing of our IPO in July 2013 and most recently amended on June 11, 2024, and provides for awards of options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, performance awards, performance share awards, Service-Vesting LTIP Units, Performance-Vesting LTIP Units, stock payments and other incentive awards to be available for employees and consultants of our Company, our operating partnership and Rexford Industrial Realty and Management, Inc. (and any of their qualifying subsidiaries) and for our directors.
(2)Includes the following unvested securities: (i) 451,659 Service-Vesting LTIP Units and (ii) 2,278,110 Performance-Vesting LTIP Units, which represents the maximum number of Performance-Vesting LTIP Units that would be earned in the event that specified maximum goals are achieved. For more information on these Performance-Vesting LTIP Unit awards, see “Compensation Discussion and Analysis—Elements of Our Compensation—Long-Term Compensation”.

2025 PROXY STATEMENT	73

Related Party and Other Transactions Involving our Officers and Directors
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, holders of more than 5% of our outstanding common stock or any member of their immediate family had or will have a direct or indirect material interest.
Registration Rights
In connection with the completion of our IPO, we entered into a registration rights agreement with the various persons receiving shares of our common stock and/or common units in the formation transactions and concurrent private placement, including certain of our executive officers. Pursuant to the registration rights agreement, we filed a registration statement on Form S-3 covering the resale of the shares of our common stock issued in the formation transactions and the concurrent private placement and the resale of the shares of our common stock issued or issuable, at our option, in exchange for common units issued in the formation transactions. We may, at our option, register the issuance by us of shares of our common stock under the Securities Act of 1933, as amended, in lieu of our operating partnership’s obligation to pay cash for such units. We agreed to pay all of the expenses relating to the securities registrations described above.
Tax Matters Agreement
In connection with our IPO and related formation transactions, we entered into a tax matters agreement with certain limited partners of our operating partnership, including Messrs. Ziman, Schwimmer and Frankel. Under such tax matters agreement, if during the period ending on the twelfth anniversary of the completion of the formation transactions we fail to offer certain limited partners an opportunity to guarantee a portion of our outstanding indebtedness, or if we fail to make commercially reasonable efforts to provide such partners who continue to own at least 50% of the common units originally received by such partners in the formation transactions with an opportunity to guarantee debt after this period, our operating partnership will be required to indemnify such limited partners against their resulting tax liabilities (plus an additional amount equal to the taxes they incur as a result of such indemnity payment). As of December 31, 2024, Messrs. Ziman and Schwimmer have the opportunity to guarantee up to approximately $1.2 million and $5.5 million, respectively, of our outstanding indebtedness pursuant to such tax matters agreement, and we have provided Mr. Frankel the opportunity to guarantee $2.8 million of our outstanding indebtedness. Among other things, this opportunity to guarantee debt is intended to allow the participating limited partners to defer the recognition of gain in connection with our formation transactions. The sole and exclusive rights and remedies of any limited partner under such tax matters agreement shall be a claim against our operating partnership for such limited partner’s tax liabilities as calculated in such tax matters agreement, and no limited partner shall be entitled to pursue a claim for specific performance or bring a claim against any person that acquires a property from our operating partnership in violation of such tax matters agreement.

74	REXFORD INDUSTRIAL

RELATED PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
Employment Agreements
We entered into employment agreements with certain of our NEOs, which will provide for salary, annual cash incentive award opportunities and other benefits, including severance upon a termination of employment under certain circumstances. The material terms of the employment agreements with our NEOs are described above under the headings “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Executive Compensation Arrangements” and “Potential Payments Upon a Termination or Change in Control.”
Property Management Agreements
As of December 31, 2024, Mr. Schwimmer owned interests in 19 properties representing approximately 1.0 million rentable square feet that were not part of the Company’s consolidated portfolio. These properties are managed by Rexford Industrial Realty and Management, Inc., a wholly owned subsidiary of our operating partnership (our “services company”) pursuant to property management agreements. In 2024, these management services generated revenues of $599,000 for the services company. Conflicts of interest may exist or could arise in the future as a result of this relationship, including the decision of whether to extend, terminate or re-negotiate these property management agreements.
Equity Incentive Award Plan
In connection with the formation transactions, we adopted a cash and equity-based incentive award plan for our directors, officers, employees and consultants. The material terms of equity awards granted pursuant to the plan are described above under the heading “Compensation Discussion and Analysis.”
Indemnification of Officers and Directors
Upon completion of our IPO, our charter and Bylaws provided for certain indemnification rights for our directors and officers and we entered into indemnification agreements with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers, directors, partners, trustees, managers or members to the maximum extent permitted by Maryland law. We also entered into indemnification agreements with Mr. Rose and Mses. Ingram, Morris and Kleiman upon their appointment by the Board to serve as directors.

2025 PROXY STATEMENT	75

RELATED PARTY AND OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS
Review and Approval of Transactions with Related Persons
We have operated under our Code of Business Conduct and Ethics policy since our IPO in July 2013. As part of our Code of Business Conduct and Ethics, our officers, directors and employees are expected to engage in honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.
We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party before approving such transaction. Any related party transaction shall be consummated and shall continue only if the Audit Committee or our Board of Directors has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is (i) a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) was, is or will be a participant, and in which any Related Party (as defined below) had, has or will have a direct or indirect interest or (b) any amendment or modification to such a transaction, arrangement or relationship, regardless of whether such transaction, arrangement or relationship has previously been approved in accordance with our policy. For purposes of this policy, a “Related Party” is:
•any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ours or a nominee to become a director of ours;
•any person who is (or was) the beneficial owner of more than 5% of any class of our voting securities when the Related Party Transaction in question is expected to occur or exist (or when it occurred or existed);
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law of such director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and
•any firm, corporation or other entity in which any of the foregoing persons is employed or is a director, officer, general partner or principal or serves in a similar position or in which such person has a 5% or greater beneficial ownership interest.

76	REXFORD INDUSTRIAL

Stock Ownership
Principal Stockholders
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which common units of limited partnership held in our operating partnership (“common units”) are exchangeable as of April 3, 2025 for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and NEOs, and (iii) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of common stock as opposed to units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of April 3, 2025, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, the address of each named person is c/o Rexford Industrial Realty, Inc., 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percentage of All Shares(1)	Percentage of All Shares and Units(2)
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	28,981,854	12.3%	11.8%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	28,322,917	12.0%	11.6%
BlackRock, Inc.(5) 50 Hudson Yards New York, NY 10001	27,067,079	11.5%	11.1%
Capital International Investors(6) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	21,399,185	9.1%	8.7%
Howard Schwimmer(7)	1,360,528	*	*
Michael Frankel(8)	1,148,499	*	*
Richard Ziman(9)	253,182	*	*
David Lanzer(10)	64,926	*	*
Laura Clark(11)	58,467	*	*
Robert L. Antin	47,110	*	*
Tyler H. Rose	26,666	*	*
Diana J. Ingram	17,822	*	*
Michael Fitzmaurice	12,880	*	*
Debra Morris	11,138	*	*
Angela Kleiman	9,152	*	*
All directors and executive officers as a group (11 persons)	3,010,370	1.3%	1.2%
*    Less than 1.00%.

2025 PROXY STATEMENT	77

STOCK OWNERSHIP

(1)Assumes 236,170,792 shares of common stock are outstanding as of April 3, 2025. In computing the percentage ownership of a person or group, we have assumed that all of the common units held by that person or the persons in the group have been redeemed in exchange for shares of common stock and that those shares are outstanding but that no units held by other persons have been redeemed in exchange for shares of common stock.
(2)Computation of the percentage ownership assumes 244,871,093 shares of common stock and units, including vested Service-Vesting LTIP Units, vested Performance-Vesting LTIP Units and common units not held by us, are outstanding as of April 3, 2025, comprised of 236,170,792 shares of common stock, 6,177,249 common units held by limited partners, 1,260,083 vested Service-Vesting LTIP Units and 1,262,969 vested Performance-Vesting LTIP Units.
(3)Based solely on information disclosed in the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. Such report provides that the Vanguard Group, Inc.: (i) is the beneficial owner of all such shares of common stock; (ii) has sole voting power with respect to none of such shares of common stock; (iii) has shared voting power with respect to 249,748 of such shares of common stock; (iv) has sole dispositive power with respect to 28,508,262 of such shares of common stock; and (v) has shared dispositive power with respect to 473,592 of such shares of common stock.
(4)Based solely on information disclosed in the Schedule 13G filed with the SEC on November 14, 2024 by T. Rowe Price Associates, Inc. Such report provides that T. Rowe Price Associates, Inc: (i) is the beneficial owner of all such shares of common stock, (ii) has sole voting power with respect to 27,111,171 of such shares of common stock; (iii) has shared voting power with respect to none of such shares of common stock; (iv) has sole dispositive power with respect to 28,322,917 of such shares of common stock; and (v) has shared dispositive power with respect to none of such shares of common stock.
(5)Based solely on information disclosed in the Schedule 13G filed with the SEC on January 23, 2024 by BlackRock, Inc. Such report provides that BlackRock, Inc.: (i) is the beneficial owner of all such shares of common stock, (ii) has sole voting power with respect to 25,367,604 of such shares of common stock; (iii) has shared voting power with respect to none of such shares of common stock; (iv) has sole dispositive power with respect to all of such shares of common stock; and (v) has shared dispositive power with respect to none of such shares of common stock.
(6)Based solely on information disclosed in the Schedule 13G filed with the SEC on November 13, 2024 by Capital International Investors. Such report provides that Capital International Investors: (i) is the beneficial owner of all such shares of common stock, (ii) has sole voting power with respect to 21,396,695 of such shares of common stock; (iii) has shared voting power with respect to none of such shares of common stock; (iv) has sole dispositive power with respect to all of such shares of common stock; and (v) has shared dispositive power with respect to none of such shares of common stock.
(7)Includes 76,383 common units held by Mr. Schwimmer as an individual, 13,575 shares of common stock and 42,002 common units held by the Schwimmer Family Irrevocable Trust for which Mr. Schwimmer is a trustee, and 7,275 common units held by the Schwimmer Living Trust dated December 14, 2001 for which Mr. Schwimmer is a trustee. Includes 593,464 vested Service-Vesting LTIP Units and 577,616 vested Performance-Vesting LTIP Units. Excludes 157,555 Service-Vesting LTIP Units and 896,095 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 3, 2025.
(8)Includes 535,378 vested Service-Vesting LTIP Units and 613,121 vested Performance-Vesting LTIP Units. Excludes 157,555 Service-Vesting LTIP Units and 896,095 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 3, 2025.
(9)Includes 10,000 shares of common stock and 210,000 common units held by RSZ Trust for which Mr. Ziman is the trustee, and 7,405 shares of common stock and 413 common units held by Mr. Ziman’s affiliates.
(10)Includes 21,679 vested Service-Vesting LTIP Units and 43,247 vested Performance-Vesting LTIP Units. Excludes 28,653 Service-Vesting LTIP Units and 162,387 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 3, 2025.
(11)Includes 29,482 vested Service-Vesting LTIP Units and 28,985 vested Performance-Vesting LTIP Units. Excludes 59,065 Service-Vesting LTIP Units and 323,533 Performance-Vesting LTIP Units, which do not vest, or will not be earned, within 60 days of April 3, 2025.
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2024, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the following exceptions: one delinquent Form 4 filing for Michael Frankel covering one transaction with respect to an LTIP Unit grant in January 2024 and one delinquent Form 4 filing for Howard Schwimmer covering one transaction with respect to an LTIP Unit grant in January 2024.

78	REXFORD INDUSTRIAL

Additional Information
Stockholder Proposals
2025 Annual Meeting Proposals
Our Bylaws currently provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record at the time the stockholder provides the notice required by our Bylaws at the record date for the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with certain disclosure requirements and other procedures provided for in our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.
2026 Annual Meeting Proposals
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel and Secretary at the address set forth on page 26 of this Proxy Statement no later than December 15, 2025. Any proposal should be addressed to our General Counsel and Secretary and may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election as directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). Our Secretary must receive such notice, together with the information and other materials required by our Bylaws, at the address set forth on page 26 of this Proxy Statement not later than the close of business on December 15, 2025 and no earlier than November 15, 2025 for nominations and other matters to be presented at the 2026 annual meeting of our stockholders. However, in the event that the 2026 annual meeting is held before May 4, 2026 or after July 3, 2026, for notice by a stockholder to be timely it must be received no earlier than 150 days prior to the date of the 2026 annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (a) 120 days prior to the date of the 2026 annual meeting and (b) the tenth day following the day on which we first made a public announcement of the date of such meeting. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.
The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company without charge from the SEC’s website at: www.sec.gov.

2025 PROXY STATEMENT	79

ADDITIONAL INFORMATION

Delivery of Proxy Materials to Households
Under the rules of the SEC, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and Proxy Statements, then you may contact our Investor Relations Department by: (a) mail at Rexford Industrial Realty, Inc., Attention: Investor Relations, 11620 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025, (b) telephone at (424) 256-2153, or (c) e-mail at investorrelations@rexfordindustrial.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
Incorporation by Reference
The Audit Committee Report reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.
Forward-Looking Statements
We make statements in this Proxy Statement that are forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “possible,” “predicts,” “projects,” “result,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors described in our Annual Report on Form 10-K. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see our reports and other filings with the U.S. Securities and Exchange Commission. Except as otherwise required by the U.S. federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

80	REXFORD INDUSTRIAL

ADDITIONAL INFORMATION

Other Matters
Our Board of Directors knows of no other matters that may properly be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion. It is important that the proxies be returned promptly and that you be represented. Stockholders are urged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the internet or by telephone or by delivering to us or your broker a signed and dated proxy card.
By Order of the Board of Directors,

David Lanzer
General Counsel and Secretary Los Angeles, California April 14, 2025

2025 PROXY STATEMENT	81

Q&A about the Annual Meeting

Q Why am I receiving these materials?
Our Board of Directors is making these materials available to you over the internet or by delivering paper copies to you by mail in connection with the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Q Why did I receive a notice in the mail regarding internet availability of proxy materials instead of a paper copy of the proxy materials?
Pursuant to Rule 14a-16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have elected to provide access to our proxy materials over the internet. Accordingly, on or about April 14, 2025, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the close of business on April 3, 2025, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2024 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Q How do I vote?
If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the internet, you may vote your shares by submitting a proxy over the internet by following the instructions on the website referred to in the Notice previously mailed to you. You may also authorize a proxy by telephone or by mail as described below.
If your common stock is held in your name, there are three ways for you to authorize a proxy:

If you received a paper copy of the proxy materials by mail, sign, date and mail the proxy card in the enclosed return envelope;
Call 1-800-776-9437; or

Log on to the internet at www.voteproxy.com and follow the instructions at that site. The website address for authorizing a proxy by internet is also provided on your Notice, as well as your unique
11-digit control number needed to access the Company’s annual meeting information located at www.voteproxy.com.

You may also attend the virtual Annual Meeting and vote electronically at
https://web.lumiconnect.com/218892223 during the virtual Annual Meeting. You will need the 11-digit voter control number which appears on your proxy card (printed in the box and marked by the arrow) and the meeting password, rexford2025. If you do not have your 11-digit voter control number you may attend as a guest (non-shareholder) by going to https://web.lumiconnect.com/218892223 and entering the requested information. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.
If a bank, broker or other nominee is the record holder of your stock on the record date, you will be able to submit a proxy by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee. If a bank, broker or other nominee is the record holder of your stock on the record date, you must obtain and submit a legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date to Equiniti Trust on or before 5:00 p.m., Eastern Time, on May 27, 2025, in order to vote electronically at the virtual Annual Meeting. Requests for registration should be directed to Proxy@equiniti.com or to facsimile number 718-765-8730. Written requests for registration can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road Suite 200B 2nd Floor
Ridgefield Park, NJ 07660

82	REXFORD INDUSTRIAL

Q&A ABOUT THE ANNUAL MEETING

Telephone and internet proxy authorizations will close at 11:59 p.m. (Eastern Time) on June 2, 2025. If you authorize a proxy, unless you indicate otherwise, the persons named as your proxies will cast your votes FOR the election of all of the nominees named in this Proxy Statement; FOR the ratification of KPMG LLP as our independent registered public accounting firm; and FOR the advisory resolution on the Company’s named executive officer compensation. The persons named as proxies will vote in their discretion on any other business properly introduced at the Annual Meeting or any postponement or adjournment of the Annual Meeting.
If your shares of common stock are held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.
Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q Can I vote my shares by completing and returning the Notice?
No. The Notice will, however, provide instructions on how to authorize a proxy to vote your shares by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by voting electronically at the Annual Meeting.

Q Where and when is the Annual Meeting?
The Annual Meeting will be held at 9:00 a.m. (Pacific Time) on Tuesday, June 3, 2025, in a virtual-only meeting format via live audio webcast at https://web.lumiconnect.com/218892223. You will need the 11-digit voter control number which appears on your proxy card (printed in the box and marked by the arrow) and the meeting password, rexford2025. If you do not have your 11-digit voter control number you may attend as a guest (non-shareholder) by going to https://web.lumiconnect.com/218892223 and entering the requested information. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Q Why are you having a virtual annual meeting?
The Company has held its annual meeting of stockholders as a virtual meeting via the Internet since 2020. The Company also offers stockholders the option to ask questions live via online submissions during the annual meeting. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders while reducing stockholder’s costs and time investment needed to attend an in-person annual meeting or hybrid meeting format. All stockholders are given an equal ability to submit questions and participate in the Annual Meeting

Q What is the purpose of the Annual Meeting of Stockholders?
At the Annual Meeting, stockholders will consider and vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including without limitation the election of directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm, and the advisory resolution to approve the Company’s named executive compensation for the fiscal year ended December 31, 2024. In addition, members of management will respond to questions raised by stockholders, as time permits.

Q Will Stockholders be able to ask questions during the Annual Meeting?
Yes. The following steps are taken to achieve the Board’s intent that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person format: Stockholders can submit appropriate questions during the Annual Meeting by clicking on the “ask a question” icon, and typing the question in the text box provided, which will then be answered by the Company in accordance with the meeting rules of conduct within the time allotted during the meeting without discrimination. Additionally, all questions submitted in accordance with the meeting rules of conduct will be posted on the Company’s website with answers following the meeting, including any not addressed directly during the meeting.

2025 PROXY STATEMENT	83

Q&A ABOUT THE ANNUAL MEETING

Q Who can attend the Annual Meeting?
All of our stockholders as of the close of business on April 3, 2025, the record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Authorizing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), and you wish to vote electronically at the Annual Meeting, you must obtain a “legal proxy” from your bank, broker or other nominee, and you must submit the legal proxy from your broker or other nominee as the record holder and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date to Equiniti Trust on or before 5:00 p.m., Eastern Time, on May 27, 2025, in order to vote electronically at the virtual Annual Meeting. Requests for registration should be directed to Proxy@equiniti.com or to facsimile number 718-765-8730. Written requests for registration can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
55 Challenger Road Suite 200B 2nd Floor
Ridgefield Park, NJ 07660

Q What am I voting on? What are the Board’s recommendations?	At the Annual Meeting, you may consider and vote on:
	Voting Items	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes
	1. Election of Directors	FOR the election of each nominee named in this Proxy Statement	Majority of votes cast for each nominee	Not counted as votes cast and therefore no effect
	2. Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	Discretionary voting by brokers permitted
	3. Say-on-Pay	FOR	Majority of votes cast	Not counted as votes cast and therefore no effect

A majority of votes cast means the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board and in their discretion on any other business properly introduced at the Annual Meeting.
If you are a stockholder of record as of the close of business on the record date for the Annual Meeting and you authorize a proxy (whether by internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter. If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or vote electronically, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.
If you hold your shares through a broker, bank or other nominee, under the rules of the NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly-executed broker non-vote will be counted as present for purposes of determining whether a quorum is present.

84	REXFORD INDUSTRIAL

Q&A ABOUT THE ANNUAL MEETING

If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:
•With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the election of directors.
•With respect to Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm), your broker is entitled to vote your shares on this matter if no instructions are received from you.
•With respect to Proposal No. 3 (Advisory Vote on the Compensation of the Named Executive Officers (“Say-on- Pay Vote”)), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the result of the vote on this proposal.
Because an abstention is not a vote cast under state law, if you instruct your proxy or broker to “abstain” or “withhold” on any matter, it will have no effect on the vote on those the matters to be considered at the Annual Meeting. However, if you instruct your proxy or broker to “abstain” on any or all matters, you will still be counted as present for purposes of determining whether a quorum is present.

Q Who may vote?
You may vote if you owned shares of our common stock at the close of business on April 3, 2025, which is the record date for the Annual Meeting. You are entitled to cast one vote in the election of directors for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter properly presented at the Annual Meeting for each share of common stock you owned as of the record date. As of April 3, 2025, we had 236,170,792 shares of common stock outstanding.

Q Who counts the votes?	A representative of Equiniti Trust Company, LLC will tabulate the votes and will act as the inspector of the election.

Q What is a quorum for the Annual Meeting?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.
If a quorum is not present at the Annual Meeting, the Chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of April 3, 2025, without notice other than announcement at the meeting. We may also postpone the Annual Meeting by making a public announcement of the postponement before the time scheduled for the Annual Meeting.

Q Can I revoke my proxy?
Yes, if your shares of common stock are held on record in your name, you can revoke your proxy by:
•Filing written notice of revocation with our Secretary before the Annual Meeting at the address shown on the front of this Proxy Statement or at the Annual Meeting;
•signing a proxy bearing a later date; or
•attending and voting electronically at the Annual Meeting.
Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your shares of common stock are held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Q What happens if additional matters are presented at the Annual Meeting?
Other than the three proposals described in this Proxy Statement, we are not aware of any business that may properly be brought before the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

2025 PROXY STATEMENT	85

Q&A ABOUT THE ANNUAL MEETING

Q Who pays for this proxy solicitation?
We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.
We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Q Who is soliciting my vote?
The Company is providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any reconvened or rescheduled meeting following any adjournment or postponement of the Annual Meeting.

Q Where can I find corporate governance materials?
Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Governance—Documents & Policies page of the Investor Relations section on our website at www.rexfordindustrial.com.

NO PERSON IS AUTHORIZED ON OUR BEHALF TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.
The date of this Proxy Statement is April 14, 2025.

86	REXFORD INDUSTRIAL

Appendices
Appendix A - Definitions and Reconciliation of
Non-GAAP Financial Measures
FFO, Core FFO and Core FFO Per Diluted Share
FFO
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, and asset impairments, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs.
However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.
Core FFO
We calculate Core FFO by adjusting FFO for non-comparable items outlined in the reconciliation below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our on-going operating performance, provides a more meaningful and consistent comparison of our operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Core FFO per diluted share
Core FFO per diluted share is calculated as Core FFO available to common stockholders divided by the weighted average shares of common stock outstanding – diluted.

2025 PROXY STATEMENT	87

APPENDICES

The following table sets forth a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to FFO, Core FFO and Core FFO per diluted share (unaudited and in thousands, except per share amounts):

	Year Ended Year Ended December 31,
	2024	2023	2022	2021	2020
Net income	$285,926	$249,591	$177,157	$136,246	$80,895
Adjustments:
Depreciation and amortization	275,247	244,510	196,794	151,269	115,269
Gain on sale of real estate	(18,013)	(19,001)	(8,486)	(33,929)	(13,617)
FFO	$543,160	$475,100	$365,465	$253,586	$182,547
Adjustments:
Acquisition expenses	123	369	613	94	124
Impairment of right-of-use asset	—	188	—	992	—
Loss on extinguishment of debt	—	—	915	505	104
Amortization of loss on termination of interest rate swaps	211	236	253	2,169	218
Non-capitalizable demolition costs	1,127	881	663	—	—
Write-offs of below-market lease intangibles related to unexercised renewal options(1)	—	(1,318)	(5,792)	—	—
Core FFO	$544,621	$475,456	$362,117	$257,346	$182,993
Less: preferred stock dividends	(9,258)	(9,258)	(9,258)	(12,563)	(14,545)
Less: Core FFO attributable to noncontrolling interests(2)	(21,319)	(19,525)	(16,838)	(13,504)	(7,667)
Less: Core FFO attributable to participating securities(3)	(2,349)	(1,844)	(1,282)	(943)	(774)
Core FFO available to common stockholders	$511,695	$444,829	$334,739	$230,336	$160,007
Core FFO per diluted share	$2.34	$2.19	$1.96	$1.64	$1.32
Weighted-average shares of common stock outstanding - diluted	218,467	203,111	170,978	140,076	121,178
(1)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised due to the termination of the lease at the end of the initial lease term.
(2)Noncontrolling interests represent holders of outstanding common units and preferred units of the Company’s operating partnership that are owned by unit holders other than us.
(3)Participating securities include unvested shares of restricted stock, unvested Service-Vesting LTIP Units and unvested Performance-Vesting LTIP Units.
Compound Annual Growth Rate (CAGR) - Core FFO per diluted share
Compound annual growth rate represents the average annual growth rate for specified performance over a time period longer than one year. The CAGR is calculated by dividing the ending value by the beginning value and multiplying the result to the power of one divided by the number of years in the calculation and then subtracting one from the result. We determined the five-year compound annual growth rate of our Core FFO per diluted share at December 31, 2024, to be 15% by dividing the 2024 Core FFO per diluted share of $2.34 by 2020 Core FFO per diluted share of $1.32, then multiplying the result to the one-fourth power and then subtracting one from the result.
NOI and Cash NOI (Including our Same Property Portfolio)
NOI
NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be

88	REXFORD INDUSTRIAL

APPENDICES

comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP.
The following table sets forth a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to NOI (unaudited and in thousands):

	Year Ended December 31,
	2024	2023	2022	2021	2020
Net income	$285,926	$249,591	$177,157	$136,246	$80,895
General and administrative	82,153	75,027	64,264	48,990	36,795
Depreciation and amortization	275,247	244,510	196,794	151,269	115,269
Other expenses	2,238	1,820	1,561	1,297	124
Interest expense	98,596	61,400	48,496	40,139	30,849
Loss on extinguishment of debt	—	—	915	505	104
Management and leasing services	(611)	(682)	(616)	(468)	(420)
Interest income	(13,700)	(5,761)	(10)	(37)	(338)
Gains on sale of real estate	(18,013)	(19,001)	(8,486)	(33,929)	(13,617)
NOI	$711,836	$606,904	$480,075	$344,012	$249,661
Compound Annual Growth Rate (CAGR) - NOI
We determined the five-year compound annual growth rate of our consolidated NOI at December 31, 2024, to be 30% by dividing 2024 consolidated NOI of $711.8 million by 2020 consolidated NOI of $249.7 million, then multiplying the result to the one-fourth power and then subtracting one from the result.
Cash NOI
NOI on a cash-basis (“Cash NOI”) is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rental revenue adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.
Same Property Portfolio NOI and Same Property Portfolio Cash NOI
Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us for the period from January 1, 2023 through December 31, 2024, and excludes (i) properties that were acquired or sold during the period from January 1, 2023 through December 31, 2024, and (ii) properties acquired prior to January 1, 2023 that were classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024.
The following table sets forth the revenue and expense items comprising Same Property Portfolio NOI and the adjustments to calculate Same Property Portfolio Cash NOI for the years ended December 31, 2024 and 2023 (unaudited and in thousands):

	Year Ended December 31,
	2024	2023
Rental income	$693,826	$667,068
Property expenses	(159,563)	(153,890)
Same Property Portfolio NOI	$534,263	$513,178
Straight line rental revenue adjustment	(19,209)	(26,676)
Above/(below) market lease revenue adjustments	(20,014)	(24,244)
Same Property Portfolio Cash NOI	$495,040	$462,258

2025 PROXY STATEMENT	89

APPENDICES

The following table sets forth a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI for the years ended December 31, 2024 and 2023 (unaudited and in thousands):

	Year Ended December 31,
	2024	2023
Net income	$285,926	$249,591
General and administrative	82,153	75,027
Depreciation and amortization	275,247	244,510
Other expenses	2,238	1,820
Interest expense	98,596	61,400
Management and leasing services	(611)	(682)
Interest income	(13,700)	(5,761)
Gains on sale of real estate	(18,013)	(19,001)
NOI	$711,836	$606,904
Non-Same Property Portfolio rental income	(228,270)	(124,315)
Non-Same Property Portfolio property expenses	50,697	30,589
Same Property Portfolio NOI	$534,263	$513,178
Straight line rental revenue adjustment	(19,209)	(26,676)
Above/(below) market lease revenue adjustments	(20,014)	(24,244)
Same Property Portfolio Cash NOI	$495,040	$462,258
Net Debt to Enterprise Value
At December 31, 2024, we had consolidated indebtedness of $3.4 billion, reflecting a Net Debt to Enterprise Value of approximately 26.5%. Enterprise Value is defined as the sum of the liquidation value of our preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the market value of common units of limited partnership held in our operating partnership not owned by us, plus the value of our Net Debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents. The market value of our common stock and common units of limited partnership not owned by us is based on the Company’s closing share price of $38.66 as of December 31, 2024.

90	REXFORD INDUSTRIAL

APPENDICES

The following table sets forth the calculation of the Net Debt to Enterprise Value as of December 31, 2024 (unaudited and in thousands):

12/31/2024
Common Stock and Operating Partnership Units - Capitalization(1)	$9,019,215
Preferred Equity:
Series B and C Cumulative Redeemable Preferred Stock(2)	161,250
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(3)	40,706
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000
Total Equity	$9,233,171

Total Debt	$3,379,622
Less: Cash and cash equivalents	(55,971)
Net Debt	$3,323,651

Enterprise Value (Net Debt plus Total Equity)	$12,556,822

Net Debt to Enterprise Value	26.5%
(1)Calculated as the number of common shares outstanding, excluding shares of unvested restricted stock, (224,868,888) plus the number of common units of limited partnership held in our operating partnership not owned by us (8,426,905) as of December 31, 2024, then multiplied by the closing stock price of our common stock on December 31, 2024 ($38.66).
(2)Value based on 3,000,000 outstanding shares of 5.875% Series B Cumulative Redeemable Preferred Stock plus 3,450,000 outstanding shares of 5.625% Series C Cumulative Redeemable Preferred Stock, then multiplied by the liquidation preference of $25 per share.
(3)Value based on 904,583 outstanding units of 4.00% Cumulative Redeemable Convertible Preferred Units multiplied by the liquidation preference of $45.00 per unit.
(4)Value based on 164,998 outstanding units of 3.00% Cumulative Redeemable Convertible Preferred Units multiplied by the liquidation preference of $72.72825 per unit.

2025 PROXY STATEMENT	91

Rexford Industrial

11620 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90025

www.rexfordindustrial.com

ANNUAL MEETING OF STOCKHOLDERS OF
REXFORD INDUSTRIAL REALTY, INC.
Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 3, 2025
The Notice of Annual Meeting, Proxy Statement, 2024 Annual Report and other SEC filings are available at the investor relations page of our website at www.rexfordindustrial.com.
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN
THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

ANNUAL MEETING OF STOCKHOLDERS OF

REXFORD INDUSTRIAL REALTY, INC.

June 3, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on June 2, 2025.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/218892223 (password: rexford2025) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18440/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333030301000 3 060325

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

1. Election of Directors:

	FOR	AGAINST	ABSTAIN
Robert L. Antin	☐	☐	☐
Michael S. Frankel	☐	☐	☐
Diana J. Ingram	☐	☐	☐
Angela L. Kleiman	☐	☐	☐
Debra L. Morris	☐	☐	☐
Tyler H. Rose	☐	☐	☐
Howard Schwimmer	☐	☐	☐
2. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. The advisory resolution to approve the Company's named executive officer compensation for the fiscal year ended December 31, 2024, as described in the Rexford Industrial Realty, Inc. Proxy Statement.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING VIRTUALLY. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REXFORD INDUSTRIAL REALTY, INC.

Annual Meeting of Stockholders

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Frankel and Howard Schwimmer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Rexford Industrial Realty, Inc., to be held on June 3, 2025 at 9:00 A.M. virtually at https://web.lumiconnect.com/218892223 (password: rexford2025).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the reverse side.)

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